                                                                    EXHIBIT 10.1


                          LOAN AND SECURITY AGREEMENT

                                BY AND BETWEEN

                        CONGRESS FINANCIAL CORPORATION
                                   AS LENDER

                                      AND

                             THE SCORE BOARD, INC.
                                  AS BORROWER



                             DATED:  JULY 31, 1995

                               TABLE OF CONTENTS
                               -----------------

                                                                                              Page
                                                                                              ----


SECTION 1.  DEFINITIONS........................................................................ 1

SECTION 2.  CREDIT FACILITIES

    2.1   Loans................................................................................ 9
    2.2   Letter of Credit Accommodations..................................................... 10
    2.3   Availability Reserves............................................................... 12

SECTION 3.  INTEREST AND FEES

    3.1   Interest............................................................................ 12
    3.2   Servicing Fee....................................................................... 12
    3.3   Unused Line Fee..................................................................... 12

SECTION 4.  CONDITIONS PRECEDENT

    4.1   Conditions Precedent to Initial Loans and Letter of Credit Accommodations........... 13
    4.2   Conditions Precedent to All Loans and Letter of Credit Accommodations............... 15

SECTION 5.  GRANT OF SECURITY INTEREST........................................................ 15

SECTION 6.  COLLECTION AND ADMINISTRATION

    6.1   Borrower's Loan Account............................................................. 16
    6.2   Statements.......................................................................... 16
    6.3   Collection of Accounts.............................................................. 17
    6.4   Payments............................................................................ 18
    6.5   Authorization to Make Loans......................................................... 18
    6.6   Use of Proceeds..................................................................... 18

SECTION 7.  COLLATERAL REPORTING AND COVENANTS

    7.1   Collateral Reporting................................................................ 19
    7.2   Accounts Covenants.................................................................. 19
    7.3   Inventory Covenants................................................................. 20
    7.4   Equipment Covenants................................................................. 21
    7.5   Power of Attorney................................................................... 21
    7.6   Right to Cure....................................................................... 22
    7.7   Access to Premises.................................................................. 22

SECTION 8.  REPRESENTATIONS AND WARRANTIES

    8.1   Corporate Existence, Power and Authority; Subsidiaries.............................. 23
    8.2   Financial Statements; No Material Adverse Change.................................... 23
    8.3   Chief Executive Office; Collateral Locations........................................ 23
    8.4   Priority of Liens; Title to Properties.............................................. 24
    8.5   Tax Returns......................................................................... 24
    8.6   Litigation.......................................................................... 24
    8.7   Compliance with Other Agreements and Applicable Laws................................ 24
    8.8   Intellectual Property; License Agreements........................................... 24
    8.9   Mergers............................................................................. 25
    8.10  Accuracy and Completeness of Information............................................ 25
    8.11  Survival of Warranties; Cumulative.................................................. 25

SECTION 9.  AFFIRMATIVE AND NEGATIVE COVENANTS

    9.1   Maintenance of Existence............................................................ 26
    9.2   New Collateral Locations............................................................ 26
    9.3   Compliance with Laws, Regulations, Etc.............................................. 26
    9.4   Payment of Taxes and Claims......................................................... 26
    9.5   Insurance........................................................................... 26
    9.6   Financial Statements and Other Information.......................................... 27
    9.7   Sale of Assets, Consolidation, Merger, Dissolution, Etc............................. 28
    9.8   Encumbrances........................................................................ 29
    9.9   Indebtedness........................................................................ 30
    9.10  Loans, Investments, Guarantees, Etc................................................. 31
    9.11  Dividends and Redemptions........................................................... 31
    9.12  Transactions with Affiliates........................................................ 32
    9.13  License Agreements.................................................................. 32
    9.14  Working Capital..................................................................... 33
    9.15  Tangible Net Worth.................................................................. 33
    9.16  Costs and Expenses.................................................................. 33
    9.17  Further Assurances.................................................................. 34

SECTION 10. EVENTS OF DEFAULT AND REMEDIES

    10.1  Events of Default................................................................... 34
    10.2  Remedies............................................................................ 36

SECTION 11. JURY TRIAL WAIVER; OTHER WAIVERS
            AND CONSENTS; GOVERNING LAW

    11.1  Governing Law; Choice of Forum; Service of Process; Jury Trial Waiver............... 37
    11.2  Waiver of Notices................................................................... 38
    11.3  Amendments and Waivers.............................................................. 38
    11.4  Waiver of Counterclaims............................................................. 38
    11.5  Indemnification..................................................................... 39

 SECTION 12.  TERM OF AGREEMENT; MISCELLANEOUS

    12.1  Term................................................................................ 39
    12.2  Notices............................................................................. 40
    12.3  Partial Invalidity.................................................................. 40
    12.4  Successors.......................................................................... 40
    12.5  Entire Agreement.................................................................... 41

                                   INDEX TO
                            EXHIBITS AND SCHEDULES
                            ----------------------

          Exhibit A            Information Certificate

          Schedule 8.1         Intellectual Property owned by The
                               Score Board Holding Corporation

          Schedule 8.4         Existing Liens

          Schedule 8.8         License Agreements

          Schedule 9.9         Existing Indebtedness

                          LOAN AND SECURITY AGREEMENT
                          ---------------------------


     This Loan and Security Agreement dated July 31, 1995 is entered into by and between Congress Financial Corporation, a California corporation ("Lender") and The Score Board, Inc., a New Jersey corporation ("Borrower").


                             W I T N E S S E T H:
                             - - - - - - - - - -


     WHEREAS, Borrower has requested that Lender enter into certain financing arrangements with Borrower pursuant to which Lender may make loans and provide other financial accommodations to Borrower; and

     WHEREAS, Lender is willing to make such loans and provide such financial accommodations on the terms and conditions set forth herein;

     NOW, THEREFORE, in consideration of the mutual conditions and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:


SECTION 1.  DEFINITIONS
            -----------

     All terms used herein which are defined in Article 1 or Article 9 of the Uniform Commercial Code shall have the meanings given therein unless otherwise defined in this Agreement. All references to the plural herein shall also mean the singular and to the singular shall also mean the plural. All references to Borrower and Lender pursuant to the definitions set forth in the recitals hereto, or to any other person herein, shall include their respective successors and assigns. The words "hereof", "herein", "hereunder", "this Agreement" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not any particular provision of this Agreement and as this Agreement now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced. An Event of Default shall exist or continue or be continuing until such Event of Default is waived in accordance with Section 11.3 or is cured in a manner satisfactory to Lender. Any accounting term used herein unless otherwise defined in this Agreement shall have the meanings customarily given to such term in accordance with GAAP. For purposes of this Agreement, the following terms shall have the respective meanings given to them below:

     1.1 "Accounts" shall mean all present and future rights of Borrower to payment for goods sold or leased or for services rendered, which are not evidenced by instruments or chattel paper, and whether or not earned by performance.

     1.2 "Availability Reserves" shall mean, as of any date of determination, such amounts as Lender may from time to time establish and revise in good faith reducing the amount of Loans and Letter of Credit Accommodations which would otherwise be available to Borrower under the lending formula(s) provided for herein: (a) to reflect events, conditions, contingencies or risks which, as determined by Lender in good faith, do or may affect either (i) the Collateral or any other property which is security for the Obligations or its value, (ii) the assets, business or prospects of Borrower or any Obligor or (iii) the security interests and other rights of Lender in the Collateral

(including the enforceability, perfection and priority thereof), or (b) to reflect Lender's good faith belief that any collateral report or financial information furnished by or on behalf of Borrower or any Obligor to Lender is or may have been incomplete, inaccurate or misleading in any material respect, or
(c) to reflect outstanding Letter of Credit Accommodations as provided in
Section 2.2 hereof, or (d) in respect of any state of facts which Lender determines in good faith constitutes an Event of Default or would with notice or passage of time or both constitute an Event of Default.

     1.3 "Blocked Accounts" shall have the meaning set forth in Section 6.3 hereof.

     1.4 "Capital Stock" shall mean any and all shares, interests, participations, options, warrants, rights or other equivalents (however designated) of or with respect to corporate stock or partnership interests.

     1.5 "Change of Control" shall mean (a) all or substantially all of the assets of Borrower are sold, in one or in a series of transactions, to any "Person" or "Group" (as such terms are used in Section 14(d)(2) and 13(d)(3), respectively, of the Exchange Act); (b) Kenneth L. Goldin, the estate of Paul Goldin, Carole Goldin and any Permitted Transferee shall at any time own and control, in the aggregate, less than fifteen (15%) percent of the combined voting power of the then outstanding securities of Borrower ordinarily (and apart from rights accruing to the holders of one or more classes of preferred securities under certain circumstances) having the right to vote in the election of directors; or (c) after the date of this Agreement, the replacement of a majority of the Board of Directors of Borrower from the directors who constitute the Board of Directors as of the date of this Agreement.

     1.6  "Collateral" shall have the meaning set forth in Section 5 hereof.

     1.7 "Eligible Accounts" shall mean Accounts created by Borrower which are and continue to be acceptable to Lender based on the criteria set forth below. In general, Accounts shall be Eligible Accounts if:

            (a)  such Accounts arise from the actual and bona fide sale and
                                                         ---- ----
delivery of goods by Borrower or rendition of services by Borrower in the ordinary course of its business which transactions are completed in accordance with the terms and provisions contained in any documents related thereto;

            (b) such Accounts are not unpaid more than sixty (60) days after the original due date of the invoice for them but in any event which are not unpaid more than one hundred twenty (120) days after the original invoice date;

            (c)  such Accounts comply with the terms and conditions contained in
Section 7.2(c) of this Agreement;

            (d) such Accounts do not arise from sales on consignment, guaranteed sale, sale and return, sale on approval, or other terms under which payment by the account debtor may be conditional or contingent (other than (i) the right of return granted by Borrower to customers in the ordinary course of the business of Borrower in accordance with the return policies of Borrower in effect on the date hereof and (ii) the right of QVC, Inc. to offset against Accounts owed by QVC, Inc. to Borrower for goods returned to QVC, Inc. by its customers pursuant to the terms of the letter agreement, dated April 29, 1992, between Borrower and QVC, Inc. as in effect on the date hereof);

            (e) (i) the chief executive office of the account debtor with respect to such Accounts is located in the United States of America or any Province in Canada; provided, that, with respect to Accounts of an account
                    --------  ----
debtor with its chief executive office located in a Province of Canada: (A) such Accounts do not constitute more than ten (10%) percent of all otherwise Eligible Accounts (but the portion of the Accounts not in excess of such percentage may be deemed Eligible Accounts) and (B) at any time, promptly upon Lender's request, Borrower shall execute and deliver, or cause to be executed and delivered, such other agreements, documents and instruments as may be required by Lender to perfect the security interests of Lender in those Accounts of an account debtor with its chief executive office in Canada in accordance with the applicable laws of the Province of Canada in which such chief executive office is located and take or cause to be taken such other and further actions as Lender may request to enable Lender as secured party with respect thereto to collect such Accounts under the applicable laws of the Province of Canada, or
(ii) if the chief executive office of the account debtor with respect to such Accounts is not located in the United States of America or any Province of Canada, then if, at Lender's option, either: (A) the account debtor has delivered to Borrower an irrevocable letter of credit issued or confirmed by a bank satisfactory to Lender, sufficient to cover such Account, in form and substance satisfactory to Lender in good faith, and, if required by Lender, the original of such letter of credit has been delivered to Lender or Lender's agent and the issuer thereof notified of the assignment of the proceeds of such letter of credit to Lender, or (B) such Account is subject to credit insurance payable to Lender issued by an insurer and on terms and in an amount acceptable to Lender in good faith, or (C) such Account is otherwise acceptable in all respects to Lender in good faith (subject to such lending formula with respect thereto as Lender may determine);

            (f) such Accounts do not consist of progress billings, bill and hold invoices or retainage invoices, except as to bill and hold invoices, if Lender shall have received an agreement in writing from the account debtor, in form and substance satisfactory to Lender, confirming the unconditional obligation of the account debtor to take the goods related thereto and pay such invoice;

            (g) the account debtor with respect to such Accounts has not asserted a counterclaim, defense or dispute and does not have, and does not engage in transactions which may give rise to, any right of setoff against such Accounts, except if Lender shall have received an agreement, in form and
          ------
substance satisfactory to Lender, by such account debtor in favor of Lender pursuant to which such account debtor agrees not to exercise such right of setoff, duly authorized, executed and delivered by such account debtor;

            (h) there are no facts, events or occurrences which would impair the validity, enforceability or collectability of such Accounts or reduce the amount payable under the terms thereof or delay payment thereunder;

            (i) such Accounts are subject to the first priority, valid and perfected security interest of Lender and any goods giving rise thereto are not, and were not at the time of the sale thereof, subject to any liens except those permitted in this Agreement;

            (j) neither the account debtor nor any officer or employee of the account debtor with respect to such Accounts is an officer, employee or agent of or affiliated with Borrower directly or indirectly by virtue of family membership, ownership, control, management or otherwise;

            (k) the account debtors with respect to such Accounts are not any foreign government, the United States of America, any State, political subdivision, department, agency or instrumentality thereof, unless, if the account debtor is the United States of America, any State, political subdivision, department, agency or instrumentality thereof, upon Lender's request, the Federal Assignment of Claims Act of 1940, as amended or any similar State or local law, if applicable, has been complied with in a manner reasonably satisfactory to Lender;

            (l) there are no proceedings or actions which are threatened or pending against the account debtors with respect to such Accounts which might result in any material adverse change in any such account debtor's financial condition;

            (m) the aggregate amount of such Accounts of a single account debtor and its affiliates, other than QVC, Inc., Walmart and Sam's, do not constitute more than twenty (20%) percent of all otherwise Eligible Accounts and such Accounts of QVC, Inc. do not constitute more than twenty-five (25%) percent of all otherwise Eligible Accounts and the aggregate amount of such Accounts of Walmart and Sam's do not constitute more than thirty (30%) percent of all otherwise Eligible Accounts (but in each case the portion of the Accounts not in excess of such percentage may be deemed Eligible Accounts);

            (n) such Accounts are not owed by an account debtor who has Accounts unpaid more than sixty (60) days after the original due date of the invoice for them but in any event which are not unpaid more than one hundred twenty (120) days after the original invoice date, which constitute more than fifty (50%) percent of the total Accounts of such account debtor;

            (o) such Accounts are owed by account debtors whose total indebtedness to Borrower does not exceed the credit limit with respect to such account debtors as determined by Borrower from time to time in the ordinary course of business, to the extent such credit limits are satisfactory to Lender, and if not, then as otherwise determined by Lender (but the portion of the Accounts not in excess of such credit limit may still be deemed Eligible Accounts);

            (p) such Accounts do not arise from arrangements for the licensing, sublicensing by Borrower of any trademark, logos, designs, representations or other intellectual property, provided, that, Lender may, in its discretion, from
                             --------  ----
time to time consider any of such Accounts to be Eligible Accounts;

            (q) such Accounts are owed by account debtors deemed creditworthy at all times by Lender, as determined in good faith by Lender.

General criteria for Eligible Accounts may be established and revised from time to time by Lender in good faith. Any Accounts which are not Eligible Accounts shall nevertheless be part of the Collateral.

     1.8 "Eligible Inventory" shall mean Inventory consisting of finished goods held for resale in the ordinary course of the business of Borrower and raw materials for such finished goods which are acceptable to Lender based on the criteria set forth below. In general, Eligible Inventory shall not include (a) work-in-process; (b) components which are not part of finished goods; (c) spare parts for equipment; (d) packaging and shipping materials; (e) supplies used or consumed in Borrower's business; (f) Inventory at premises other than those owned and controlled by Borrower, except if Lender shall have received an agreement in writing from the person in possession of such Inventory and/or the owner or operator of such premises in form and substance satisfactory to Lender acknowledging Lender's first priority security interest in the Inventory, waiving security interests and claims by such person against the Inventory and permitting Lender access to, and the right to remain on, the premises so as to exercise Lender's rights and remedies and otherwise deal with the Collateral;
(g) Inventory subject to a security interest or lien in favor of any person other than Lender except those permitted in this Agreement; (h) bill and hold goods; (i) Inventory paid for by the customer or for which the customer has given Borrower a deposit, but which has not been delivered to the customer; (j) unserviceable, obsolete or slow moving Inventory; (k) Inventory consisting of trading cards which is not sold and delivered by, or on behalf of, Borrower to its customers within one hundred twenty (120) days after the date such Inventory is printed; (l) Inventory consisting of sports memorabilia bearing autographs of sports celebrities if Borrower is not entitled to sell such sports memorabilia under the terms of its arrangements with the sports celebrities whose autograph is on it; (m) Inventory bearing autographs of sports celebrities to the extent no certificate of authenticity for such Inventory is available in connection therewith; (n) Inventory bearing any trademarks, logos, designs, representations or other intellectual property which are not owned by Borrower (i) to the extent Borrower is required to deliver an agreement in writing from the licensor and owner of such trademarks, logos, designs, representations or other intellectual property, in form and substance satisfactory to Lender, permitting Lender to use such trademarks, logos, designs, representations or other intellectual property for the purpose of selling such Inventory pursuant to Section 9.13(c) hereof, and Lender has not received such an agreement or (ii) to the extent the license or other agreement of Borrower with such owner and licensor is not in full force and effect or any default thereunder exists or has occurred (except if Borrower has the right to continue to use the trademarks, logos, designs, representations or other intellectual property subject to the license or other agreement, even if it is not in full force and effect or after any default thereunder, for the purpose of selling such Inventory); (o) Inventory which is not subject to the first priority, valid and perfected security interest of Lender; (p) damaged and/or defective Inventory; (q) existing Inventory sold under the name of Classic Games which was located in Atlanta, Georgia for which there is no demand as determined by Lender; and (r) Inventory purchased or sold on consignment. General criteria for Eligible Inventory may be established and revised from time to time by Lender in good faith. Any Inventory which is not Eligible Inventory shall nevertheless be part of the Collateral.

     1.9 "Equipment" shall mean all of Borrower's now owned and hereafter acquired equipment, machinery, computers and computer hardware and software (whether owned or licensed), vehicles, tools, furniture, fixtures, all attachments, accessions and property now or hereafter affixed thereto or used in connection therewith, and substitutions and replacements thereof, wherever located.

     1.10 "Event of Default" shall mean the occurrence or existence of any event or condition described in Section 10.1 hereof.

     1.11 "Excess Availability" shall mean the amount, as determined by Lender, calculated at any time, equal to: (a) the lesser of (i) the amount of the Loans available to Borrower as of such time based on the applicable lending formulas multiplied by the Net Amount of Eligible Accounts and Value of Eligible Inventory, as determined by Lender, and subject to the sublimits and Availability Reserves from time to time established by Lender hereunder and (ii) the Maximum Credit, minus (b) the sum of: (i) the amount of all then
                    -----
outstanding and unpaid Obligations, plus (ii) the aggregate amount of all trade payables of Borrower which are more than thirty (30) days past due as of such time.

     1.12 "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, as the same now exists or may hereafter from time to time be amended, modified, recodified or supplemented, together with all rules, regulations and interpretations thereunder or related thereto.

     1.13 "Financing Agreements" shall mean, collectively, this Agreement and all notes, guarantees, security agreements and other agreements, documents and instruments now or at any time hereafter executed and/or delivered by Borrower or any Obligor in connection with this Agreement, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

     1.14 "GAAP" shall mean generally accepted accounting principles in the United States of America as in effect from time to time as set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and the statements and pronouncements of the Financial Accounting Standards Boards which are applicable to the circumstances as of the date of determination consistently applied, except that, for purposes of Sections 9.14 and 9.15 hereof, GAAP shall be determined on the basis of such principles in effect on the date hereof and consistent with those used in the preparation of the audited financial statements delivered to Lender prior to the date hereof.

     1.15 "Information Certificate" shall mean the Information Certificate of Borrower constituting Exhibit A hereto containing material information with respect to Borrower, its business and assets provided by or on behalf of Borrower to Lender in connection with the preparation of this Agreement and the other Financing Agreements and the financing arrangements provided for herein.

     1.16 "Inventory" shall mean all of Borrower's now owned and hereafter existing or acquired raw materials, work in process, finished goods and all other inventory of whatsoever kind or nature, wherever located.

     1.17 "Letter of Credit Accommodations" shall mean the letters of credit, merchandise purchase or other guaranties which are from time to time either (a) issued or opened by Lender for the account of Borrower or any Obligor or (b) with respect to which Lender has agreed to indemnify the issuer or guaranteed to the issuer the performance by Borrower of its obligations to such issuer.

     1.18 "License Agreements" shall have the meaning set forth in Section 8.8 hereto.

     1.19 "Loans" shall mean the loans now or hereafter made by Lender to or for the benefit of Borrower on a revolving basis (involving advances, repayments and readvances) as set forth in Section 2.1 hereof.

     1.20 "Mergers" shall mean the mergers of California Gold, Inc., a Delaware corporation, Catch a Star Collectibles, Inc., a New Jersey corporation, Pro Legends, Inc., a New Jersey corporation, Score Board Retail Corp., a New Jersey corporation, Score Board Sub, Inc., a Delaware corporation, and Borrower with Borrower as the surviving corporation.

     1.21 "Merger Agreements" shall mean collectively, the Agreement and Plan of Merger, dated as of March 30, 1994, by and among California Gold, Inc., a Delaware corporation, Catch a Star Collectibles, Inc., a New Jersey corporation, Pro Legends, Inc., a New Jersey corporation,

Score Board Retail Corp., a New Jersey corporation, Score Board Sub, Inc., a Delaware corporation, and Borrower, the certificates of merger with respect thereto, and all related agreements, documents, and instruments, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

     1.22  "Maximum Credit" shall mean the amount of $12,000,000.

     1.23 "Net Amount of Eligible Accounts" shall mean the gross amount of Eligible Accounts less (a) sales, excise or similar taxes included in the amount thereof and (b) returns, discounts, claims, credits, deposits and allowances of any nature at any time issued, owing, granted, outstanding, available or claimed with respect thereto.

     1.24 "Net Income" shall mean as to any Person, with respect to any period, the net income (loss) of such Person for such period (excluding to the extent included therein any extraordinary gains) after deducting all charges which should be deducted before arriving at the net income (loss) for such period, all in accordance with GAAP and after deducting the Provision for Taxes for such period. For the purposes of this definition, (a) net income excludes (i) any gain (but not loss) together with any related Provision for Taxes for such gain (but not loss) realized upon the sale or other disposition of any assets that are not sold in the ordinary course of business (including, without limitation, dispositions pursuant to sale and leaseback transactions) or of any Capital Stock or indebtedness of such Person or a subsidiary of such Person, (ii) any net income realized as a result of changes in accounting principles or the application thereof to such Person or its subsidiaries, and (iii) as to Borrower, any non-cash losses of Borrower pursuant to the Securities Litigation Settlement; and (b) the term "Provision for Taxes" shall mean an amount equal to all taxes imposed on or measured by income, whether federal, state or local, and whether foreign or domestic, that are paid or payable by any Person in respect of any period in accordance with GAAP.

     1.25 "Obligations" shall mean any and all Loans, Letter of Credit Accommodations and all other obligations, liabilities and indebtedness of every kind, nature and description owing by Borrower to Lender and/or its affiliates, including principal, interest, charges, fees, costs and expenses, however evidenced, whether as principal, surety, endorser, guarantor or otherwise, whether arising under this Agreement or otherwise, whether now existing or hereafter arising, whether arising before, during or after the initial or any renewal term of this Agreement or after the commencement of any case with respect to Borrower under the United States Bankruptcy Code or any similar statute (including, without limitation, the payment of interest and other amounts which would accrue and become due but for the commencement of such case), whether direct or indirect, absolute or contingent, joint or several, due or not due, primary or secondary, liquidated or unliquidated, secured or unsecured, and however acquired by Lender.

     1.26 "Obligor" shall mean any guarantor, endorser, acceptor, surety or other person liable on or with respect to the Obligations or who is the owner of any property which is security for the Obligations, other than Borrower.

     1.27 "Payment Account" shall have the meaning set forth in Section 6.3 hereof.

     1.28 "Permitted Transferee" shall mean (a) any corporation, partnership or other entity controlled by, controlling or under common control with Kenneth L. Goldin or the estate of Paul Goldin, (b) the heirs, executors, administrators, testamentary trustee, legatees or beneficiaries of Kenneth L. Goldin or the estate of Paul Goldin, and (c) a trust, the beneficiaries of which, or a corporation or partnership, the stockholders or general or limited partners of which, include only Kenneth L. Goldin or the estate of Paul Goldin, their respective spouses or lineal descendants (by blood or adoption) or which are controlled by Kenneth L. Goldin or the estate of Paul Goldin. For purposes of this definition, the term "control" (including the correlative meanings, the terms "controlled by" and "under common control with"), as used with respect to any Person shall mean the possession, directly, or indirectly, of the power to direct or cause the direction of the managements and policies of such Person, whether through the ownership of voting securities or by contract or otherwise.

     1.29 "Person" or "person" shall mean any individual, sole proprietorship, partnership, corporation (including, without limitation, any corporation which elects subchapter S status under the Internal Revenue Code of 1986, as amended), limited liability corporation, limited liability partnership, business trust, unincorporated association, joint stock corporation, trust, joint venture or other entity or any government or any agency or instrumentality or political subdivision thereof.

     1.30 "Prime Rate" shall mean the rate from time to time publicly announced by CoreStates Bank, N.A., or its successors, at its office in Philadelphia, Pennsylvania, as its prime rate, whether or not such announced rate is the best rate available at such bank.

     1.31 "Records" shall mean all of Borrower's present and future books of account of every kind or nature, purchase and sale agreements, invoices, ledger cards, bills of lading and other shipping evidence, statements, correspondence, memoranda, credit files and other data relating to the Collateral or any account debtor, together with the tapes, disks, diskettes and other data and software storage media and devices, file cabinets or containers in or on which the foregoing are stored (including any rights of Borrower with respect to the foregoing maintained with or by any other person).

    1.32 "Securities Litigation Settlement" shall mean the Stipulation of Settlement by and among the parties to the eight actions brought in the United States District Court for the District of New Jersey as class actions by purchasers of the common stock of Borrower on behalf of themselves and other purchasers against Borrower and certain persons who served as officers and/or directors of Borrower, known as In re: The Score Board, Inc. Litigation, Master
                                ----------------------------------------
File No. 94-CV-3719 (SSB).

    1.33 "Subordinated Note Documents" shall mean, individually and collectively, the following (as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced): (a) the Subordinated Notes; (b) the Subordinated Note Indentures, together with all schedules and exhibits thereto; and (c) all other agreements, documents and instruments executed and/or delivered in connection with the transactions contemplated thereby.

     1.34 "Subordinated Note Indentures" shall mean, individually and collectively, the following (as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced): (a) the Indenture, dated as of August 1, 1992, , between the Subordinated Note Trustee and Borrower with respect to the Subordinated Notes due September 1, 2002 and
(b) the Indenture, dated as of January 15, 1993, between the Subordinated Note Trustee and Borrower with respect to the Subordinated Notes due February 1, 2003.

     1.35 "Subordinated Notes" shall mean, individually and collectively, the following (as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced): (a) the 9% Convertible Subordinated Debentures due September 1, 2002 issued by Borrower pursuant to the Indenture, dated as of August 1, 1992, between the Subordinated Note Trustee and Borrower in the aggregate principal amount of $7,500,000 and (b) the 9% Convertible Subordinated Debentures due February 1, 2003 issued by Borrower pursuant to the Indenture, dated as of January 15, 1993, between the Subordinated Note Trustee and Borrower in the aggregate principal amount of $3,000,000.

     1.36 "Subordinated Note Trustee" shall mean BankAmerica Trust Company of New York, a New York corporation, in its capacity as Trustee under the Subordinated Note Indentures, and any successor trustee appointed pursuant to the terms of the Subordinated Note Indentures.

     1.37 "Tangible Net Worth" shall mean as to any Person, at any time, in accordance with GAAP (except as otherwise specifically set forth below), on a consolidated basis for such Person and its subsidiaries (if any), the amount equal to: (a) the difference between: (i) the aggregate net book value of all assets (excluding the book value of patents, trademarks, trade names, licenses, good will, prepaid expenses and other intangible assets) of such Person and its subsidiaries, calculating the book value of inventory for this purpose on a first-in-first-out basis, after deducting from such book values all appropriate reserves in accordance with GAAP (including all reserves for doubtful receivables, obsolescence, depreciation and amortization) and (ii) the aggregate amount of the indebtedness and other liabilities of such Person and its subsidiaries (including tax and other proper accruals) plus (b) indebtedness of
                                                       ----
such Person and its subsidiaries which is subordinated in right of payment to the full and final payment of all of the Obligations on terms and conditions acceptable to Lender.

     1.38 "Value" shall mean, as determined by Lender in good faith, with respect to Inventory, the lower of (a) cost computed on a first-in-first-out basis in accordance with GAAP or (b) market value; in either case as reduced by overhead value relating to such matters as labor for assembly of Inventory, shipping, packaging and similar items as determined by Lender.

     1.39 "Working Capital" shall mean as to any Person, at any time, in accordance with GAAP, on a consolidated basis for such Person and its subsidiaries (if any), the amount equal to the difference between: (a) the aggregate net book value of all current assets of such Person and its subsidiaries (as determined in accordance with GAAP), calculating the book value of inventory for this purpose on a first-in-first-out basis, and (b) all current liabilities of such Person and its subsidiaries (as determined in accordance with GAAP), provided, that, as to Borrower, for purposes of Section 9.14, the
            --------  ----
liabilities of Borrower and its subsidiaries to Lender under this Agreement shall not be considered current liabilities (whether or not classified as current liabilities in accordance with GAAP).


SECTION 2.  CREDIT FACILITIES
            -----------------

     2.1  Loans.
          -----

            (a) Subject to, and upon the terms and conditions contained herein, Lender agrees to make Loans to Borrower from time to time in amounts requested by Borrower up to the amount equal to the sum of:

                 (i) sixty (60%) percent of the Net Amount of Eligible Accounts, plus
                     ----

                (ii) the lesser of: (A) forty (40%) percent of the Value of
                     Eligible Inventory or (B) the amount equal to $5,000,000, less
                     ----

               (iii) any Availability Reserves.

            (b) Lender may, in its discretion, from time to time, upon not less than five (5) business days prior notice to Borrower, (i) reduce the lending formula with respect to Eligible Accounts to the extent that Lender determines in good faith that: (A) the dilution with respect to the Accounts for any period (based on the ratio of (1) the aggregate amount of reductions in Accounts other than as a result of payments in cash to (2) the aggregate amount of total sales) has increased in any material respect or may be reasonably anticipated to increase in any material respect above historical levels, or (B) the general creditworthiness of account debtors has declined or (ii) reduce the lending formula(s) with respect to Eligible Inventory to the extent that Lender determines in good faith that: (A) the number of days of the turnover of the Inventory for any period has changed in any material respect or (B) the liquidation value of the Eligible Inventory, or any category thereof, has decreased, or (C) the nature and quality of the Inventory has deteriorated. In determining whether to reduce the lending formula(s), Lender may consider events, conditions, contingencies or risks which are also considered in determining Eligible Accounts, Eligible Inventory or in establishing Availability Reserves.

            (c) Except in Lender's discretion, the aggregate amount of the Loans and the Letter of Credit Accommodations outstanding at any time shall not exceed the Maximum Credit. In the event that the outstanding amount of any component of the Loans, or the aggregate amount of the outstanding Loans and Letter of Credit Accommodations, exceed the amounts available under the lending formulas, the sublimits for Letter of Credit Accommodations set forth in Section 2.2(d) or the Maximum Credit, as applicable, such event shall not limit, waive or otherwise affect any rights of Lender in that circumstance or on any future occasions and Borrower shall, upon written demand by Lender, which may be made at any time or from time to time, immediately repay to Lender the entire amount of any such excess(es) for which payment is demanded within five (5) business days of the date of such demand.

     2.2  Letter of Credit Accommodations.
          -------------------------------

            (a) Subject to, and upon the terms and conditions contained herein, at the request of Borrower, Lender agrees to provide or arrange for Letter of Credit Accommodations for the account of Borrower containing terms and conditions acceptable to Lender and the issuer thereof. Any payments made by Lender to any issuer thereof and/or related parties in connection with the Letter of Credit Accommodations shall constitute additional Loans to Borrower pursuant to this Section 2.

            (b) In addition to any charges, fees or expenses charged by any bank or issuer in connection with the Letter of Credit Accommodations, Borrower shall pay to Lender a letter of credit fee at a rate equal to two (2%) percent per annum on the daily outstanding balance of the Letter of Credit Accommodations for the immediately preceding month (or part thereof), payable in arrears as of the first day of each succeeding month. Such letter of credit fee shall be calculated on the basis of a three hundred sixty (360) day year and actual days elapsed and the obligation of Borrower to pay such fee shall survive the termination or non-renewal of this Agreement.

            (c) No Letter of Credit Accommodations shall be available unless on the date of the proposed issuance of any Letter of Credit Accommodations, the Loans available to Borrower

(subject to the Maximum Credit and any Availability Reserves) are equal to or greater than: (i) if the proposed Letter of Credit Accommodation is for the purpose of purchasing Eligible Inventory, the sum of (A) sixty (60%) percent of the cost of such Eligible Inventory, plus (B) freight, taxes, duty and other amounts which Lender estimates must be paid in connection with such Inventory upon arrival and for delivery to one of Borrower's locations for Eligible Inventory within the United States of America and (ii) if the proposed Letter of Credit Accommodation is for any other purpose, an amount equal to one hundred (100%) percent of the face amount thereof and all other commit ments and obligations made or incurred by Lender with respect thereto. Effective on the issuance of each Letter of Credit Accommodation, an Availability Reserve shall be established in the applicable amount set forth in Section 2.2(c)(i) or
Section 2.2(c)(ii).

            (d) Except in Lender's discretion, the amount of all outstanding Letter of Credit Accommodations and all other commitments and obligations made or incurred by Lender in connection therewith, shall not at any time exceed $500,000. At any time an Event of Default exists or has occurred and is continuing, upon Lender's written request, Borrower will either furnish cash collateral to secure the reimbursement obligations to the issuer in connection with any Letter of Credit Accommodations or furnish cash collateral to Lender for the Letter of Credit Accommodations, and in either case, the Loans otherwise available to Borrower shall not be reduced as provided in Section 2.2(c) to the extent of such cash collateral.

            (e) Borrower shall indemnify and hold Lender harmless from and against any and all losses, claims, damages, liabilities, costs and expenses which Lender may suffer or incur in connection with any Letter of Credit Accommodations and any documents, drafts or acceptances relating thereto, including, but not limited to, any losses, claims, damages, liabilities, costs and expenses due to any action taken by any issuer or correspondent with respect to any Letter of Credit Accommodation, except for any such losses, claims, damages, liabilities, costs and expenses suffered or incurred by Lender as a result of its gross negligence or wilful misconduct as determined pursuant to a final appealable order of a court of competent jurisdiction. Borrower assumes all risks with respect to the acts or omissions of the drawer under or beneficiary of any Letter of Credit Accommodation and for such purposes the drawer or beneficiary shall be deemed Borrower's agent. Borrower assumes all risks for, and agrees to pay, all foreign, Federal, State and local taxes, duties and levies relating to any goods subject to any Letter of Credit Accommodations or any documents, drafts or acceptances thereunder. Borrower hereby releases and holds Lender harmless from and against any acts, waivers, errors, delays or omissions, whether caused by Borrower, by any issuer or correspondent or otherwise with respect to or relating to any Letter of Credit Accommodation. The provisions of this Section 2.2(e) shall survive the payment of Obligations and the termination or non-renewal of this Agreement.

            (f) Nothing contained herein shall be deemed or construed to grant Borrower any right or authority to pledge the credit of Lender in any manner. Lender shall have no liability of any kind with respect to any Letter of Credit Accommodation provided by an issuer other than Lender unless Lender has duly executed and delivered to such issuer the application or a guarantee or indemnification in writing with respect to such Letter of Credit Accommodation. Borrower shall be bound by any interpretation made in good faith by Lender, or any other issuer or correspondent under or in connection with any Letter of Credit Accommodation or any documents, drafts or acceptances thereunder, notwithstanding that such interpretation may be inconsistent with any instructions of Borrower. Lender shall have the sole and exclusive right and authority to, and Borrower shall not: (i) at any time an Event of Default exists or has occurred and is continuing, (A) approve or resolve any questions of non-compliance of documents, (B) give any instructions as to acceptance or rejection of any documents or goods or (C) execute any and all applications for steamship or airway guaranties, indemnities or delivery orders, and (ii) at all times, (A) grant any extensions of the maturity of, time of payment for, or time of presentation of, any drafts, acceptances, or documents, and (B) agree to any amendments, renewals, extensions, modifications, changes or cancellations of any of the terms or conditions of any of the applications, Letter of Credit Accommodations, or documents, drafts or acceptances thereunder or any letters of credit included in the Collateral. Lender may take such actions either in its own name or in Borrower's name.

            (g) Any rights, remedies, duties or obligations granted or undertaken by Borrower to any issuer or correspondent in any application for any Letter of Credit Accommodation, or any other agreement in favor of any issuer or correspondent relating to any Letter of Credit Accommodation, shall be deemed to have been granted or undertaken by Borrower to Lender. Any duties or obligations undertaken by Lender to any issuer or correspondent in any application for any Letter of Credit Accommodation, or any other agreement by Lender in favor of any issuer or correspondent relating to any Letter of Credit Accommodation, shall be deemed to have been undertaken by Borrower to Lender and to apply in all respects to Borrower.

     2.3  Availability Reserves.  All Loans otherwise available to Borrower
          ---------------------
pursuant to the lending formulas and subject to the Maximum Credit and other applicable limits hereunder shall be subject to Lender's continuing right to establish and revise Availability Reserves.


SECTION 3.  INTEREST AND FEES
            -----------------

     3.1  Interest.
          --------

            (a) Borrower shall pay to Lender interest on the outstanding principal amount of the non-contingent Obligations at the rate of two (2%) percent per annum in excess of the Prime Rate, except that Borrower shall pay to Lender interest, at Lender's option, without notice, at the rate of four (4%) percent per annum in excess of the Prime Rate: (i) on the principal amount of the non-contingent Obligations for (A) the period from and after the date of termination or non-renewal hereof until such time as Lender has received full and final payment of all such Obligations (notwithstanding entry of any judgment against Borrower) or (B) the period from and after the date of the occurrence of an Event of Default and for so long as such Event of Default is continuing and
(ii) on the Loans at any time outstanding in excess of the amounts available to Borrower under Section 2 (whether or not such excess(es), arise or are made with or without Lender's knowledge or consent and whether made before or after an Event of Default). All interest accruing hereunder on and after the occurrence of any of the events referred to in Sections 3.1(a)(i) or 3.1(a)(ii) above shall be payable on demand.

            (b) Interest shall be payable by Borrower to Lender monthly in arrears not later than the first day of each calendar month and shall be calculated on the basis of a three hundred sixty (360) day year and actual days elapsed. The interest rate shall increase or decrease by an amount equal to each increase or decrease in the Prime Rate effective on the first day of the month after any change in such Prime Rate is announced based on the Prime Rate in effect on the last day of the month in which any such change occurs. In no event shall charges constituting interest payable by Borrower to Lender exceed the maximum amount or the rate permitted under any applicable law or regulation, and if any part or provision of this Agreement is in contravention of any such law or regulation, such part or provision shall be deemed amended to conform thereto.

     3.2  Servicing Fee.  Borrower shall pay to Lender monthly a servicing fee
          -------------
in an amount equal to $2,500 in respect of Lender's services for each month (or part thereof) while this Agreement remains in effect and for so long thereafter as any of the Obligations are outstanding, which fee shall be fully earned as of and payable in advance on the date hereof and on the first day of each month hereafter.

     3.3  Unused Line Fee.  Borrower shall pay to Lender monthly an unused line
          ---------------
fee at a rate equal to one-quarter (1/4%) percent per annum calculated upon the amount by which the Maximum Credit exceeds the average daily principal balance of the outstanding Loans and Letter of Credit Accommodations during the immediately preceding month (or part thereof) while this Agreement is in effect and for so long thereafter as any of the Obligations are outstanding, which fee shall be payable on the first day of each month in arrears.


SECTION 4.  CONDITIONS PRECEDENT
            --------------------

    4.1  Conditions Precedent to Initial Loans and Letter of Credit
         ----------------------------------------------------------
Accommodations. Each of the following is a condition precedent to Lender making
--------------
the initial Loans and providing the initial Letter of Credit Accommodations hereunder:

            (a) Lender shall have received, in form and substance satisfactory to Lender, all releases, terminations and such other documents as Lender may request to evidence and effectuate the termination by Mellon Bank, N.A. of its financing arrangements with Borrower and the termination and release by it of any interest in and to any assets and properties of Borrower and each Obligor, duly authorized, executed and delivered by it, including, but not limited to, UCC termination statements for all UCC financing statements previously filed by it or their predecessors, as secured party and Borrower or any Obligor, as debtor;

            (b) Lender shall have received evidence, in form and substance satisfactory to Lender, that Lender has valid perfected and first priority security interests in and liens upon the Collateral and any other property which is intended to be security for the Obligations or the liability of any Obligor in respect thereof, subject only to the security interests and liens permitted herein or in the other Financing Agreements;

            (c) all requisite corporate action and proceedings in connection with this Agreement and the other Financing Agreements shall be satisfactory in form and substance to Lender, and Lender shall have received all information and copies of all documents, including, without limitation, records of requisite corporate action and proceedings which Lender may have requested in connection therewith, such documents where requested by Lender or its counsel to be certified by appropriate corporate officers or governmental authorities;

            (d) no material adverse change shall have occurred in the assets, business or prospects of Borrower since the date of Lender's latest field examination and no change or event shall have occurred which would impair the ability of Borrower or any Obligor to perform its obligations hereunder or under any of the other Financing Agreements to which it is a party or of Lender to enforce the Obligations or realize upon the Collateral;

            (e) Lender shall have completed a field review of the Records and such other information with respect to the Collateral as Lender may require to determine the amount of Loans available to Borrower, the results of which shall be satisfactory to Lender, not more than three (3) business days prior to the date hereof;

            (f) Lender shall have received, in form and substance satisfactory to Lender, all consents, waivers, acknowledgments and other agreements from third persons which Lender may deem necessary or desirable in order to permit, protect and perfect its security interests in and liens upon the Collateral or to effectuate the provisions or purposes of this Agreement and the other Financing Agreements, including, without limitation, (i) waivers by lessors, owners and/or mortgagees of any security interests, liens or other claims by such persons in and to assets of Borrower, and agreements by such persons permitting Lender access to the premises to exercise the rights and remedies of Lender and otherwise deal with the assets of Borrower and (ii) acknowledgments by processors, consignees and warehousemen at any time in possession of any assets of Borrower of the security interests and liens of Lender, waivers by such persons of any security interests, liens or other claims by such persons in and to assets of Borrower, and agreements by such persons to follow the directions of Lender with respect to the release and delivery of any assets of Borrower at any time in their possession and (iii) agreements from owners and licensors of trademarks, logos, designs, representations and other intellectual property to Borrower, if any, permitting Lender to use the marks, logos, designs, representations or other intellectual property licensed by such parties to Borrower to exercise the rights and remedies of Lender and otherwise deal with the assets of Borrower;

            (g) Lender shall have received, in form and substance satisfactory to Lender, the limited guarantee by Kenneth L. Goldin in favor of Lender (which guarantee shall be limited to $400,000, plus interest from the date payment thereunder is due and costs, expenses and other charges related to collection thereunder) and the unlimited guarantees by each of the subsidiaries of Borrower in favor of Lender, in each case duly authorized, executed and delivered by each of them;

            (h) Lender shall have received, in form and substance satisfactory to Lender, an intercreditor agreement by and between Lender and Great Western Press, Inc., as acknowledged and agreed to by Borrower, providing for, inter
                                                                       -----
alia, the subordination of the security interests of Great Western Press, Inc.
----
in the Collateral to the security interests of Lender in the Collateral and related matters, duly authorized, executed and delivered by Great Western Press, Inc. and Borrower;

            (i) Lender shall have received evidence, in form and substance satisfactory to Lender, that Borrower has entered into an agreement, in form and substance satisfactory to Lender, with a bank or other financial institution or other person to facilitate, service, process and manage the credit authorization, billing transfer and payment procedures on behalf of Borrower with respect to Borrower's sales arising from purchases by customers from Borrower using credit cards or debit cards;

            (j) Lender shall have received the audited financial statements of Borrower (including balance sheets, statements of income and loss, statements of cash flow and statements of shareholders' equity) for the fiscal year of Borrower ending January 31, 1995 not less than fifteen (15) days prior to the date hereof, together with the unqualified opinion of independent certified public accountants that such financial statements have been prepared in accordance with GAAP and present fairly the results of operations and financial condition of Borrower and its subsidiaries as of the end of and for such fiscal year;

            (k) Lender shall have received, in form and substance satisfactory to Lender, evidence that the Merger Agreements have been duly executed and delivered by and to the appropriate parties thereto and the transactions contemplated under the terms of the Merger Agreements have been consummated prior to or contemporaneously with the execution of this Agreement;

            (l) Lender shall have received, in form and substance satisfactory to Lender, evidence that the certificates of merger with respect to the Mergers have been filed with the Secretary of State of the State of Delaware and of the State of New Jersey and the Mergers are valid and effective in accordance with the terms and provisions of the Merger Agreements and the applicable corporation statutes of the State of Delaware and the State of New Jersey;

            (m) Lender shall have received evidence of insurance and loss payee endorsements required hereunder and under the other Financing Agreements, in form and substance satisfactory to Lender, and certificates of insurance policies and/or endorsements naming Lender as loss payee;

            (n) Lender shall have received, in form and substance satisfactory to Lender, the collateral assignment of the life insurance policy or policies maintained by Borrower on the life of Kenneth L. Goldin (which shall be in an amount not less than $5,000,000);

            (o) Borrower shall have established a blocked account and lockbox for its collections and the transfer thereof to Lender, which shall be in form and substance satisfactory to Lender;

            (p) the Excess Availability as determined by Lender, as of the date hereof, shall be not less than $500,000 after giving effect to the initial Loans made or to be made and Letter of Credit Accommodations issued or to be issued in connection with the initial transactions hereunder;

            (q) Lender shall have received, in form and substance satisfactory to Lender, such opinion letters of counsel to Borrower with respect to the Financing Agreements and such other matters as Lender may request; and

            (r) the other Financing Agreements and all instruments and documents hereunder and thereunder shall have been duly executed and delivered to Lender, in form and substance satisfactory to Lender.

     4.2  Conditions Precedent to All Loans and Letter of Credit Accommodations.
          ----------------------------------------------------------------------
Each of the following is an additional condition precedent to Lender making Loans and/or providing Letter of Credit Accommodations to Borrower, including the initial Loans and Letter of Credit Accommodations and any future Loans and Letter of Credit Accommodations:

            (a) all representations and warranties contained herein and in the other Financing Agreements shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the date of the making of each such Loan or providing each such Letter of Credit Accommodation and after giving effect thereto; and

            (b) no Event of Default and no event or condition which, with notice or passage of time or both, would constitute an Event of Default, shall exist or have occurred and be continuing on and as of the date of the making of such Loan or providing each such Letter of Credit Accommodation and after giving effect thereto.


SECTION 5.  GRANT OF SECURITY INTEREST
            --------------------------

     To secure payment and performance of all Obligations, Borrower hereby grants to Lender a continuing security interest in, a lien upon, and a right of set off against, and hereby assigns to Lender as security, the following property and interests in property, whether now owned or hereafter acquired or existing, and wherever located (collectively, the "Collateral"):

     5.1  Accounts;

     5.2 all present and future contract rights, general intangibles (including, but not limited to, tax and duty refunds (including, but not limited to, the tax refund payable to Borrower and/or any of its subsidiaries from the State of Georgia), registered and unregistered patents, trademarks, service marks, copyrights, trade names, applications for the foregoing, trade secrets, goodwill, processes, drawings, blueprints, customer lists, licenses, whether as licensor or licensee (including, but not limited to, all right, title and interest of Borrower as licensor, licensee or otherwise pursuant to any license, sublicense or similar arrangements with respect to trademarks, logos, designs, representations or other intellectual property), all amounts at any time payable to Borrower pursuant to any license, sublicense or similar arrangements with respect to trademarks, logos, designs, representations or other intellectual property or other property, choses in action and other claims and existing and future leasehold interests in equipment, real estate and fixtures), chattel paper, documents, instruments, letters of credit, bankers' acceptances and guaranties;

     5.3 all present and future monies, securities, credit balances, deposits, deposit accounts and other property of Borrower now or hereafter held or received by or in transit to Lender or its affiliates or at any other depository or other institution from or for the account of Borrower, whether for safekeeping, pledge, custody, transmission, collection or otherwise, and all present and future liens, security interests, rights, remedies, title and interest in, to and in respect of Accounts and other Collateral, including, without limitation, (a) rights and remedies under or relating to guaranties, contracts of suretyship, letters of credit and credit and other insurance related to the Collateral, (b) rights of stoppage in transit, replevin, repossession, reclamation and other rights and remedies of an unpaid vendor, lienor or secured party, (c) goods described in invoices, documents, contracts or instruments with respect to, or otherwise representing or evidencing, Accounts or other Collateral, including, without limitation, returned, repossessed and reclaimed goods, and (d) deposits by and property of account debtors or other persons securing the obligations of account debtors;

     5.4  Inventory;

     5.5  Equipment;

     5.6  Records; and

     5.7 all products and proceeds of the foregoing, in any form, including, without limitation, insurance proceeds and all claims against third parties for loss or damage to or destruction of any or all of the foregoing.

SECTION 6.  COLLECTION AND ADMINISTRATION
            -----------------------------

     6.1  Borrower's Loan Account.  Lender shall maintain one or more loan
          -----------------------
account(s) on its books in which shall be recorded (a) all Loans, Letter of Credit Accommodations and other Obligations and the Collateral, (b) all payments made by or on behalf of Borrower and (c) all other appropriate debits and credits as provided in this Agreement, including, without limitation, fees, charges, costs, expenses and interest. All entries in the loan account(s) shall be made in accordance with Lender's customary practices as in effect from time to time.

     6.2  Statements.  Lender shall render to Borrower each month a statement
          ----------
setting forth the balance in the Borrower's loan account(s) maintained by Lender for Borrower pursuant to the provisions of this Agreement, including principal, interest, fees, costs and expenses. Each such statement shall be subject to subsequent adjustment by Lender but shall, absent manifest errors or omissions, be presumed correct and accepted by Borrower and presumptively binding upon Borrower as an account stated except to the extent that Lender receives a written notice from Borrower of any specific exceptions of Borrower thereto within thirty (30) days after the date such statement has been mailed by Lender. Until such time as Lender shall have rendered to Borrower a written statement as provided above, the balance in Borrower's loan account(s) shall be presumptive evidence of the amounts due and owing to Lender by Borrower.

     6.3  Collection of Accounts.
          ----------------------

            (a) Borrower shall establish and maintain, at its expense, blocked accounts or lockboxes and related blocked accounts (in either case, "Blocked Accounts"), as Lender may specify, with such banks as are acceptable to Lender into which Borrower shall promptly deposit and direct its account debtors to directly remit all payments on Accounts and all payments constituting proceeds of Inventory or other Collateral in the identical form in which such payments are made, whether by cash, check or other manner. The banks at which the Blocked Accounts are established shall enter into an agreement, in form and substance satisfactory to Lender, providing that all items received or deposited in the Blocked Accounts are the property of Lender to the extent of the Obligations, that the depository bank has no lien upon, or right to setoff against, the Blocked Accounts, the items received for deposit therein, or the funds from time to time on deposit therein and that the depository bank will wire, or otherwise transfer, in immediately available funds, on a daily basis, all funds received or deposited into the Blocked Accounts to such bank account of Lender as Lender may from time to time designate for such purpose ("Payment Account"). Borrower agrees that all payments made to such Blocked Accounts or other funds received and collected by Lender, whether on the Accounts or as proceeds of Inventory or other Collateral or otherwise shall be the property of Lender.

            (b) For purposes of calculating interest on the Obligations, such payments or other funds received will be applied (conditional upon final collection) to the Obligations two (2) business days following the date of receipt of immediately available funds by Lender in the Payment Account. For purposes of calculating the amount of the Loans available to Borrower such payments will be applied (conditional upon final collection) to the Obligations on the business day of receipt by Lender in the Payment Account, if such payments are received within sufficient time (in accordance with Lender's usual and customary practices as in effect from time to time) to credit Borrower's loan account on such day, and if not, then on the next business day.

            (c) Borrower and all of its affiliates, subsidiaries, shareholders, directors, employees or agents shall, acting as trustee for Lender, receive, as the property of Lender (to the extent of the Obligations), any monies, checks, notes, drafts or any other payment relating to and/or proceeds of Accounts or other Collateral which come into their possession or under their control and immediately upon receipt thereof, shall deposit or cause the same to be deposited in the Blocked Accounts, or remit the same or cause the same to be remitted, in kind, to Lender. In no event shall the same be commingled with Borrower's own funds. Borrower agrees to reimburse Lender on demand for any amounts owed or paid to any bank at which a Blocked Account is established or any other bank or person involved in the transfer of funds to or from the Blocked Accounts arising out of Lender's payments to or indemnification of such bank or person. The obligation of Borrower to reimburse Lender for such amounts pursuant to this Section 6.3 shall survive the termination or non-renewal of this Agreement.

     6.4  Payments.  All Obligations shall be payable to the Payment Account as
          --------
provided in Section 6.3 or such other place as Lender may designate from time to time. Lender may apply payments received or collected from Borrower or for the account of Borrower (including, without limitation, the monetary proceeds of collections or of realization upon any Collateral) to such of the Obligations, whether or not then due, in such order and manner as Lender determines. At Lender's option, all principal, interest, fees, costs, expenses and other charges provided for in this Agreement or the other Financing Agreements may be charged directly to the loan account(s) of Borrower. Borrower shall make all payments to Lender on the Obligations free and clear of, and without deduction or withholding for or on account of, any setoff, counterclaim, defense, duties, taxes, levies, imposts, fees, deductions, withholding, restrictions or conditions of any kind. If after receipt of any payment of, or proceeds of Collateral applied to the payment of, any of the Obligations, Lender is required to surrender or return such payment or proceeds to any Person for any reason, then the Obligations intended to be satisfied by such payment or proceeds shall be reinstated and continue and this Agreement shall continue in full force and effect as if such payment or proceeds had not been received by Lender. Borrower shall be liable to pay to Lender, and does hereby indemnify and hold Lender harmless for the amount of any payments or proceeds surrendered or returned. This Section 6.4 shall remain effective notwithstanding any contrary action which may be taken by Lender in reliance upon such payment or proceeds. This
Section 6.4 shall survive the payment of the Obligations and the termination or non-renewal of this Agreement.

     6.5  Authorization to Make Loans.  Lender is authorized to make the Loans
          ---------------------------
and provide the Letter of Credit Accommodations based upon telephonic or other instructions received from anyone purporting to be an officer of Borrower designated for such purposes or other authorized person or, at the discretion of Lender, if such Loans are necessary to satisfy any amounts owing by Borrower to Lender hereunder or otherwise (including, but not limited to, interest, fees, costs and expenses) or are otherwise made by Lender pursuant to the exercise of its rights and remedies provided for herein or in any of the other Financial Agreements. All requests for Loans or Letter of Credit Accommodations hereunder shall specify the date on which the requested advance is to be made or Letter of Credit Accommodations established (which day shall be a business day) and the amount of the requested Loan. Requests received after 11:00 a.m. New York City time on any day shall be deemed to have been made as of the opening of business on the immediately following business day. All Loans and Letter of Credit Accommodations under this Agreement shall be conclusively presumed to have been made to, and at the request of and for the benefit of, Borrower when deposited to the credit of Borrower or otherwise disbursed or established in accordance with the instructions of Borrower or in accordance with the terms and conditions of this Agreement.

     6.6  Use of Proceeds.  Borrower shall use the initial proceeds of the Loans
          ---------------
provided by Lender to Borrower hereunder only for: (a) payments to each of the persons listed in the disbursement direction letter furnished by Borrower to Lender on or about the date hereof and (b) costs, expenses and fees in connection with the preparation, negotiation, execution and delivery of this Agreement and the other Financing Agreements. All other Loans made or Letter of Credit Accommodations provided by Lender to Borrower pursuant to the provisions hereof shall be used by Borrower only for general operating, working capital and other proper corporate purposes of Borrower not otherwise prohibited by the terms hereof. None of the proceeds will be used, directly or indirectly, for the purpose of purchasing or carrying any margin security or for the purposes of reducing or retiring any indebtedness which was originally incurred to purchase or carry any margin security or for any other purpose which might cause any of the Loans to be considered a "purpose credit" within the meaning of Regulation G of the Board of Governors of the Federal Reserve System, as amended.


SECTION 7.  COLLATERAL REPORTING AND COVENANTS
            ----------------------------------

     7.1  Collateral Reporting.  Borrower shall provide Lender with the
          --------------------
following documents in a form satisfactory to Lender: (a) on a regular basis as required by Lender, a schedule of Accounts created, collections received and credit memos issued and reports of invoices and collections for sales on a cash-in-advance basis; (b) on a monthly basis or more frequently as Lender may reasonably request, (i) perpetual inventory reports, (ii) inventory reports by category, (iii) agings of accounts payable, (iv) agings of Inventory consisting of trading cards based on the date such Inventory is printed, (v) the reserves established by Borrower based on the estimates of Borrower of potential returns, as adjusted each month and (vi) the undrawn amounts of any letters of credit issued for the account of Borrower in connection with any of the License Agreements, (c) upon Lender's reasonable request, (i) copies of customer statements and credit memos, remittance advices and reports, and copies of deposit slips and bank statements, (ii) copies of shipping and delivery documents and (iii) copies of purchase orders, invoices and delivery documents for Inventory and Equipment acquired by Borrower; (d) agings of accounts receivable on a monthly basis or more frequently as Lender may reasonably request; and (e) such other reports as to the Collateral as Lender shall request from time to time. If any of Borrower's records or reports of the Collateral are prepared or maintained by an accounting service, contractor, shipper or other agent, Borrower hereby irrevocably authorizes such service, contractor, shipper or agent to deliver such records, reports, and related documents to Lender and to follow Lender's instructions with respect to further services at any time that an Event of Default exists or has occurred and is continuing.

     7.2  Accounts Covenants.
          ------------------

            (a) Borrower shall notify Lender promptly of: (i) any material delay in Borrower's performance of any of its obligations to any account debtor or the assertion of any claims, offsets, defenses or counterclaims by any account debtor, or any disputes with account debtors, or any settlement, adjustment or compromise thereof, (ii) all material adverse information relating to the financial condition of any account debtor and (iii) any event or circumstance which, to Borrower's knowledge would cause Lender to consider any then existing Accounts as no longer constituting Eligible Accounts. No credit, discount, allowance or extension or agreement for any of the foregoing shall be granted to any account debtor without Lender's consent, except in the ordinary course of Borrower's business in accordance with practices and policies previously disclosed in writing to Lender. So long as no Event of Default exists or has occurred and is continuing,

Borrower shall settle, adjust or compromise any claim, offset, counterclaim or dispute with any account debtor. At any time that an Event of Default exists or has occurred and is continuing, upon notice to Borrower, Lender shall, at its option, have the exclusive right to settle, adjust or compromise any claim, offset, counterclaim or dispute with account debtors or grant any credits, discounts or allowances.

            (b) Borrower shall promptly report to Lender any return of Inventory by an account debtor pursuant to the schedules and reports to be delivered by Borrower to Lender as set forth in Section 7.1 hereof. At any time that Inventory is returned, reclaimed or repossessed, the related Account shall not be deemed an Eligible Account to the extent of the portion of the Accounts which relates to the sale by Borrower to the account debtor of the returned, reclaimed or repossessed Inventory. In the event any account debtor returns Inventory when an Event of Default exists or has occurred and is continuing, Borrower shall, upon Lender's request, (i) hold the returned Inventory in trust for Lender, (ii) segregate all returned Inventory from all of its other property, (iii) dispose of the returned Inventory solely according to Lender's instructions, and (iv) not issue any credits, discounts or allowances with respect thereto without Lender's prior written consent.

            (c) With respect to each Account: (i) the amounts shown on any invoice delivered to Lender or schedule thereof delivered to Lender shall be true and complete when made, (ii) no payments shall be made thereon except payments promptly delivered to Lender pursuant to the terms of this Agreement,
(iii) no credit, discount, allowance or extension or agreement for any of the foregoing shall be granted to any account debtor except as reported to Lender in accordance with this Agreement and except for credits, discounts, allowances or extensions made or given in the ordinary course of Borrower's business in accordance with practices and policies previously disclosed to Lender, (iv) there shall be no setoffs, deductions, contras, defenses, counterclaims or disputes existing or asserted with respect thereto except as reported to Lender in accordance with the terms of this Agreement, (v) none of the transactions giving rise thereto will violate any applicable State or Federal laws or regulations, all documentation relating thereto will be legally sufficient under such laws and regulations and all such documentation will be legally enforceable in accordance with its terms.

            (d) Lender shall have the right at any time or times, in Lender's name or in the name of a nominee of Lender, to verify the validity, amount or any other matter relating to any Account or other Collateral, by mail, telephone, facsimile transmission or otherwise.

            (e) Borrower shall deliver or cause to be delivered to Lender, with appropriate endorsement and assignment, with full recourse to Borrower, all chattel paper and instruments which Borrower now owns or may at any time acquire immediately upon Borrower's receipt thereof, except as Lender may otherwise agree.

            (f) Lender may, at any time or times that an Event of Default exists or has occurred and is continuing, (i) notify any or all account debtors that the Accounts have been assigned to Lender and that Lender has a security interest therein and Lender may direct any or all accounts debtors to make payment of Accounts directly to Lender, (ii) extend the time of payment of, compromise, settle or adjust for cash, credit, return of merchandise or otherwise, and upon any terms or conditions, any and all Accounts or other obligations included in the Collateral and thereby discharge or release the account debtor or any other party or parties in any way liable for payment thereof without affecting any of the Obligations, (iii) demand, collect or enforce payment of any Accounts or such other obligations, but without any duty to do so, and Lender shall not be liable for its failure to collect or enforce the payment thereof nor for the negligence of its agents or attorneys with respect thereto and (iv) take whatever other action Lender may deem necessary or desirable for the protection of its interests. At any time that an Event of Default exists or has occurred and is continuing, at Lender's request, all invoices and statements sent to any account debtor shall state that the Accounts and such other obligations have been assigned to Lender and are payable directly and only to Lender and Borrower shall deliver to Lender such originals of documents evidencing the sale and delivery of goods or the performance of services giving rise to any Accounts as Lender may require.

     7.3  Inventory Covenants.  With respect to the Inventory: (a) Borrower
          -------------------
shall at all times maintain inventory records reasonably satisfactory to Lender, keeping correct and accurate records itemizing and describing the kind, type, quality and quantity of Inventory, Borrower's cost therefor and daily withdrawals therefrom and additions thereto (and Lender acknowledges that, as of the date hereof, the inventory records of Borrower are reasonably satisfactory to Lender); (b) Borrower shall conduct a physical count of the Inventory at least once each year, but at any time or times as Lender may request on or after an Event of Default, and promptly following such physical inventory shall supply Lender with a report in the form and with such specificity as may be reasonably satisfactory to Lender concerning such physical count; (c) Borrower shall not remove any Inventory from the locations set forth or permitted herein, without the prior written consent of Lender, except: (i) for sales of Inventory in the ordinary course of Borrower's business, (ii) to move Inventory directly from one location set forth or permitted herein to another such location, and (iii) to move samples or other Inventory having a value of less than $250,000 to other locations for the purpose of display or sale at trade shows in the ordinary course of the business of Borrower or to enable sports celebrities or other celebrities to autograph such Inventory, in each case for period of not more than ten (10) business days; (d) upon Lender's request, Borrower shall, at its expense, no more than once in any twelve (12) month period, but at any time or times as Lender may request on or after an Event of Default, deliver or cause to be delivered to Lender written reports or appraisals as to the Inventory in form, scope and methodology acceptable to Lender and by an appraiser acceptable to Lender, addressed to Lender or upon which Lender is expressly permitted to rely; (e) Borrower shall produce, use, store and maintain the Inventory, with all reasonable care and caution and in accordance with applicable standards of any insurance and in conformity with applicable laws (including, but not limited to, the requirements of the Federal Fair Labor Standards Act of 1938, as amended and all rules, regulations and orders related thereto); (f) Borrower assumes all responsibility and liability arising from or relating to the production, use, sale or other disposition of the Inventory; (g) Borrower shall not sell Inventory to any customer on approval, or any other basis which entitles the customer to return or may obligate Borrower to repurchase such Inventory, except for the right of return granted by Borrower to customers in the ordinary course of the business of Borrower in accordance with the return policies of Borrower as in effect on the date hereof; (h) Borrower shall keep the Inventory in good and marketable condition; and (i) Borrower shall not, without prior written notice to Lender, acquire or accept any Inventory on consignment or approval.

     7.4  Equipment Covenants.  With respect to the Equipment: (a) upon Lender's
          -------------------
request, Borrower shall, at its expense, at any time or times as Lender may reasonably request on or after an Event of Default, deliver or cause to be delivered to Lender written reports or appraisals as to the Equipment in form, scope and methodology acceptable to Lender and by an appraiser acceptable to Lender; (b) Borrower shall keep the Equipment in good order, repair, running and marketable condition (ordinary wear and tear excepted); (c) Borrower shall use the Equipment with all reasonable care and caution and in accordance with applicable standards of any insurance and in conformity with all applicable laws; (d) the Equipment is and shall be used in Borrower's business and not for personal, family, household or farming use; (e) Borrower shall not remove any Equipment from the locations set forth or permitted herein, except to the extent necessary to have any Equipment repaired or maintained in the ordinary course of the business of Borrower or to move Equipment directly from one location set forth or permitted herein to another such location and except for the movement of motor vehicles used by or for the benefit of Borrower in the ordinary course of business; (f) the Equipment is now and shall remain personal property and Borrower shall not permit any of the Equipment to be or become a part of or affixed to real property; and (g) Borrower assumes all responsibility and liability arising from the use of the Equipment.

     7.5  Power of Attorney.  Borrower hereby irrevocably designates and
          -----------------
appoints Lender (and all persons designated by Lender) as Borrower's true and lawful attorney-in-fact, and authorizes Lender, in Borrower's or Lender's name, to: (a) at any time an Event of Default exists or has occurred and is continuing
(i) demand payment on Accounts or other proceeds of Inventory or other Collateral, (ii) enforce payment of Accounts by legal proceedings or otherwise,
(iii) exercise all of Borrower's rights and remedies to collect any Account or other Collateral, (iv) sell or assign any Account upon such terms, for such amount and at such time or times as the Lender deems advisable, (v) settle, adjust, compromise, extend or renew an Account, (vi) discharge and release any Account, (vii) prepare, file and sign Borrower's name on any proof of claim in bankruptcy or other similar document against an account debtor, (viii) notify the post office authorities to change the address for delivery of Borrower's mail to an address designated by Lender, and open and dispose of all mail addressed to Borrower (provided, that, upon Borrower's request, Lender shall
                       --------  ----
provide to Borrower at Lender's office or such other location reasonably acceptable to Lender all mail addressed to Borrower and received by Lender pursuant to the exercise by Lender of Lender's rights under this Section 7.5(a) which does not relate to the Obligations or any of the Collateral), and (ix) do all acts and things which are necessary, in Lender's determination, to fulfill Borrower's obligations under this Agreement and the other Financing Agreements and (b) at any time to (i) take control in any manner of any item of payment or proceeds thereof, (ii) have access to any lockbox or postal box into which Borrower's mail is deposited, (iii) endorse Borrower's name upon any items of payment or proceeds thereof and deposit the same in the Lender's account for application to the Obligations, (iv) endorse Borrower's name upon any chattel paper, document, instrument, invoice, or similar document or agreement relating to any Account or any goods pertaining thereto or any other Collateral, (v) sign Borrower's name on any verification of Accounts and notices thereof to account debtors and (vi) execute in Borrower's name and file any UCC financing statements or amendments thereto. Borrower hereby releases Lender and its officers, employees and designees from any liabilities arising from any act or acts under this power of attorney and in furtherance thereof, whether of omission or commission, except as a result of Lender's own gross negligence or wilful misconduct as determined pursuant to a final non-appealable order of a court of competent jurisdiction.

     7.6  Right to Cure.  Lender may, at its option, (a) after prior notice to
          -------------
Borrower, cure any default by Borrower under any agreement with an account debtor relating to any of the Accounts or under any other agreement with a third party as may otherwise be required in the good faith determination of Lender to facilitate the collection of any of the Accounts or the sale or other disposition of any Inventory or to enable Lender to have access to any of the Collateral or any Equipment in which any of the Records are stored, (b) after prior notice to Borrower, pay or bond on appeal any judgment entered against Borrower which upon levy, execution, attachment or other exercise of any similar remedy with respect thereto would result in a lien on any of the Collateral or impair the ability of Lender to obtain possession of, realize upon or collect any of the Collateral, (c) discharge taxes, liens, security interests or other encumbrances at any time levied on or existing with respect to the Collateral and (d) pay any amount, incur any expense or perform any act which, in Lender's judgment, is necessary or appropriate to preserve, protect, insure or maintain the Collateral and the rights of Lender with respect thereto. Lender may add any amounts so expended to the Obligations and charge Borrower's account therefor, such amounts to be repayable by Borrower on demand. Lender shall be under no obligation to effect such cure, payment or bonding and shall not, by doing so, be deemed to have assumed any obligation or liability of Borrower. Any payment made or other action taken by Lender under this Section shall be without prejudice to any right to assert an Event of Default hereunder and to proceed accordingly.

     7.7  Access to Premises.  From time to time as reasonably requested by
          ------------------
Lender, at the cost and expense of Borrower, (a) Lender or its designee shall have complete access to all of Borrower's premises during normal business hours and after notice to Borrower, or at any time and without notice to Borrower if an Event of Default exists or has occurred and is continuing, for the purposes of inspecting, verifying and auditing the Collateral and all of Borrower's books and records, including, without limitation, the Records, and (b) Borrower shall promptly furnish to Lender such copies of such books and records or extracts therefrom as Lender may reasonably request, and (c) use during normal business hours such of Borrower's personnel, equipment, supplies and premises as may be reasonably necessary for the foregoing (and Borrower and Lender shall cooperate with each other to reduce any adverse effect of such use by Lender on the conduct of the business of Borrower to the extent practical) and if an Event of Default exists or has occurred and is continuing for the collection of Accounts and realization of other Collateral.


SECTION 8.  REPRESENTATIONS AND WARRANTIES
            ------------------------------

     Borrower hereby represents and warrants to Lender the following (which shall survive the execution and delivery of this Agreement), the truth and accuracy of which are a continuing condition of the making of Loans and providing Letter of Credit Accommodations by Lender to Borrower:

     8.1  Corporate Existence, Power and Authority; Subsidiaries.  Borrower is a
          ------------------------------------------------------
corporation duly organized and in good standing under the laws of its state of incorporation and is duly qualified as a foreign corporation and in good standing in all states or other jurisdictions where the nature and extent of the business transacted by it or the ownership of assets makes such qualification necessary, except for those jurisdictions in which the failure to so qualify would not have a material adverse effect on Borrower's financial condition, results of operation or business or the rights of Lender in or to any of the Collateral. The execution, delivery and performance of this Agreement, the other Financing Agreements and the transactions contemplated hereunder and thereunder are all within Borrower's corporate powers, have been duly authorized and are not in contravention of law or the terms of Borrower's certificate of incorporation, by-laws, or other organizational documentation, or any indenture, agreement or undertaking to which Borrower is a party or by which Borrower or its property are bound. This Agreement and the other Financing Agreements constitute legal, valid and binding obligations of Borrower enforceable in accordance with their respective terms. Borrower does not have any subsidiaries except as set forth on the Information Certificate. None of the subsidiaries of Borrower are engaged in any business or commercial activity or have any assets or liabilities, except: (a) the intangible assets consisting of their respective
                ------
names and (b) the intellectual property owned by The Score Board Holding Corporation and licensed to Borrower set forth on Schedule 8.1 hereto. All of the issued and outstanding shares of Capital Stock of the subsidiaries of Borrower are directly and beneficially owned and held by Borrower and have been duly authorized and are fully paid and non-assessable, free and clear of any claims, liens, pledges and encumbrances of any kind, except in favor of Lender.

     8.2  Financial Statements; No Material Adverse Change.  All financial
          ------------------------------------------------
statements relating to Borrower which have been or may hereafter be delivered by Borrower to Lender have been prepared in accordance with GAAP and fairly present the financial condition and the results of operation of Borrower as at the dates and for the periods set forth therein. Except as disclosed in any interim financial statements furnished by Borrower to Lender prior to the date of this Agreement, there has been no material adverse change in the assets, liabilities, properties and condition, financial or otherwise, of Borrower, since the date of the most recent audited financial statements furnished by Borrower to Lender prior to the date of this Agreement.

     8.3  Chief Executive Office; Collateral Locations.  The chief executive
          --------------------------------------------
office of Borrower and Borrower's Records concerning Accounts are located only at the address set forth below and its only other places of business and the only other locations of Collateral, if any, are the addresses set forth in the Information Certificate, subject to the right of Borrower to establish new locations in accordance with Section 9.2 below. The Information Certificate correctly identifies any of such locations which are not owned by Borrower and sets forth the owners and/or operators thereof and to the best of Borrower's knowledge, the holders of any mortgages on such locations.

     8.4  Priority of Liens; Title to Properties.  The security interests and
          --------------------------------------
liens granted to Lender under this Agreement and the other Financing Agreements constitute valid and perfected first priority liens and security interests in and upon the Collateral subject only to the liens indicated on Schedule 8.4 hereto and the other liens permitted under Section 9.8 hereof. Borrower has good and marketable title to all of its properties and assets subject to no liens, mortgages, pledges, security interests, encumbrances or charges of any kind, except those granted to Lender and such others as are specifically listed on Schedule 8.4 hereto or permitted under Section 9.8 hereof.

     8.5  Tax Returns.  Borrower has filed, or caused to be filed, in a timely
          -----------
manner all tax returns, reports and declarations which are required to be filed by it. All information in such tax returns, reports and declarations is complete and accurate in all material respects. Borrower has paid or caused to be paid all taxes due and payable or claimed due and payable in any assessment received by it, except taxes the validity of which are being contested in good faith by appropriate proceedings diligently pursued and available to Borrower and with respect to which adequate reserves have been set aside on its books. Adequate provision has been made for the payment of all accrued and unpaid Federal, State, county, local, foreign and other taxes whether or not yet due and payable and whether or not disputed.

     8.6  Litigation.  Except as set forth on the Information Certificate, there
          ----------
is no present investigation by any governmental agency pending, or to the best of Borrower's knowledge threatened, against or affecting Borrower, its assets or business and there is no action, suit, proceeding or claim by any Person pending, or to the best of Borrower's knowledge threatened, against Borrower or its assets or goodwill, or against or affecting any transactions contemplated by this Agreement, which if adversely determined against Borrower would result in any material adverse change in the assets, business or prospects of Borrower or would impair the ability of Borrower to perform its obligations hereunder or under any of the other Financing Agreements to which it is a party or of Lender to enforce any Obligations or realize upon any Collateral.

     8.7  Compliance with Other Agreements and Applicable Laws.  Borrower is not
          ----------------------------------------------------
in default in any respect under, or in violation in any respect of any of the terms of, any agreement, contract, instrument, lease or other commitment to which it is a party or by which it or any of its assets are bound and Borrower is in compliance in all respects with all applicable provisions of laws, rules, regulations, licenses, permits, approvals and orders of any foreign, Federal, State or local governmental authority, except to the extent such default, violation or non-compliance would not result in or cause a material adverse change in the assets, business or prospects of Borrower, or would have an adverse effect on the legality, validity or enforceability of this Agreement or any of the other Financing Agreements or the perfection or priority of the security interests or liens of Lender in the Collateral, or would impair the ability of Borrower to perform its obligations under this Agreement or under any of the other Financing Agreements, or of Lender to enforce any Obligations or realize upon any Collateral.

     8.8  Intellectual Property; License Agreements.  Schedule 8.8 sets forth
          -----------------------------------------
all of the agreements or other arrangements of Borrower pursuant to which Borrower has a license or other right to use any trademarks, logos, designs, representations or other intellectual property owned by another person as in effect on the date hereof (collectively, together with any such agreements or arrangements entered into by Borrower after the date hereof, the "License Agreements" and sometimes individually referred to herein as a "License Agreement") and the dates of the expiration of such agreements or other arrangements of Borrower as in effect on the date hereof. Borrower owns or licenses all patents, trademarks, service-marks, logos, designs, representations, tradenames, trade secrets, know-how, copyrights, or licenses and other rights with respect to any of the foregoing, which are necessary for the operation of its business as presently conducted and reasonably contemplated to be conducted from time to time. No trademark, service-mark, logo or similar item at any time used by Borrower which is owned by another person or owned by Borrower subject to any security interest, lien, collateral assignment, pledge or other encumbrance in favor of any person other than Lender is affixed to any Eligible Inventory, except to the extent permitted under the License Agreements. To the best of Borrower's knowledge, no product, process, method, substance, part or other material presently contemplated to be sold by or employed by Borrower infringes any patent, trademark, service-mark, tradename, copyright, license or other right owned by any other Person and no claim or litigation is pending or threatened against or affecting Borrower contesting its right to sell or use any such product, process, method, substance, part or other material.

     8.9  Mergers.
          -------

            (a) Each of the Mergers are valid and effective in accordance with the terms of the Merger Agreements and the corporation statutes of the States of Delaware and New Jersey and Borrower is the surviving corporation pursuant to the Mergers.

            (b) All actions and proceedings required by the Merger Agreements, applicable law and regulation (including, but not limited to, compliance with the Hart-Scott-Rodino Anti-Trust Improvements Act of 1976, as amended) have been taken and the transactions required thereunder had been duly and validly taken and consummated.

            (c) No court of competent jurisdiction has issued any injunction, restraining order or other order which prohibits consummation of the transactions described in the Merger Agreements and no governmental action or proceeding has been threatened or commenced seeking any injunction, restraining order or other order which seeks to void or otherwise modify the transactions described in the Merger Agreements.

            (d) Borrower has delivered, or caused to be delivered, to Lender, true, correct and complete copies of the Merger Agreements.

     8.10  Accuracy and Completeness of Information.  All information furnished
           ----------------------------------------
by or on behalf of Borrower in writing to Lender in connection with this Agreement or any of the other Financing Agreements or any transaction contemplated hereby or thereby, including, without limitation, all information on the Information Certificate is true and correct in all material respects on the date as of which such information is dated or certified and does not omit any material fact necessary in order to make such information not misleading. No event or circumstance has occurred which has had or could reasonably be expected to have a material adverse affect on the business, assets or prospects of Borrower, which has not been fully and accurately disclosed to Lender in writing.

     8.11  Survival of Warranties; Cumulative.  All representations and
           ----------------------------------
warranties contained in this Agreement or any of the other Financing Agreements shall survive the execution and delivery of this Agreement and shall be deemed to have been made again to Lender on the date of each additional borrowing or other credit accommodation hereunder and shall be conclusively presumed to have been relied on by Lender regardless of any investigation made or information possessed by Lender. The representations and warranties set forth herein shall be cumulative and in addition to any other representations or warranties which Borrower shall now or hereafter give, or cause to be given, to Lender.


SECTION 9.  AFFIRMATIVE AND NEGATIVE COVENANTS
            ----------------------------------

     9.1  Maintenance of Existence.  Borrower shall at all times preserve, renew
          ------------------------
and keep in full, force and effect its corporate existence and rights and franchises with respect thereto and maintain in full force and effect all permits, licenses, trademarks, tradenames, approvals, authorizations, leases and contracts necessary to carry on the business as presently or proposed to be conducted. Borrower shall give Lender thirty (30) days prior written notice of any proposed change in its corporate name, which notice shall set forth the new name and Borrower shall deliver to Lender a copy of the amendment to the Certificate of Incorporation of Borrower providing for the name change certified by the Secretary of State of the jurisdiction of incorporation of Borrower as soon as it is available.

     9.2  New Collateral Locations.  Borrower may open any new location within
          ------------------------
the continental United States provided Borrower (a) gives Lender thirty (30) days prior written notice of the intended opening of any such new location and
(b) executes and delivers, or causes to be executed and delivered, to Lender such agreements, documents, and instruments as Lender may deem reasonably necessary or desirable to protect its interests in the Collateral at such location, including, without limitation, UCC financing statements.

     9.3  Compliance with Laws, Regulations, Etc.  Borrower shall, at all times,
          ---------------------------------------
comply in all material respects with all laws, rules, regulations, licenses, permits, approvals and orders of any Federal, State or local governmental authority applicable to it.

     9.4  Payment of Taxes and Claims.  Borrower shall duly pay and discharge
          ---------------------------
all taxes, assessments, contributions and governmental charges upon or against it or its properties or assets, except for taxes the validity of which are being contested in good faith by appropriate proceedings diligently pursued and available to Borrower and with respect to which adequate reserves have been set aside on its books. Borrower shall be liable for any tax or penalties imposed on Lender as a result of the financing arrangements provided for herein and Borrower agrees to indemnify and hold Lender harmless with respect to the foregoing, and to repay to Lender on demand the amount thereof, and until paid by Borrower such amount shall be added and deemed part of the Loans, provided,
                                                                     --------
that, nothing contained herein shall be construed to require Borrower to pay any
----
income or franchise taxes attributable to the income of Lender from any amounts charged or paid hereunder to Lender. The foregoing indemnity shall survive the payment of the Obligations and the termination or non-renewal of this Agreement.

     9.5  Insurance.  Borrower shall, at all times, maintain with financially
          ---------
sound and reputable insurers insurance with respect to the Collateral against loss or damage and all other insurance of the kinds and in the amounts customarily insured against or carried by corporations of established reputation engaged in the same or similar businesses and similarly situated. Said policies of insurance shall be satisfactory to Lender as to form, amount and insurer. Borrower shall furnish certificates, policies or endorsements to Lender as Lender shall require as proof of such insurance, and, if Borrower fails to do so, Lender is authorized, but not required, to obtain such insurance at the expense of Borrower. All policies shall provide for at least thirty (30) days prior written notice to Lender of any cancellation or reduction of coverage and that Lender may act as attorney for Borrower in obtaining, and at any time an Event of Default exists or has occurred and is continuing, adjusting, settling, amending and canceling such insurance. Borrower shall cause Lender to be named as a loss payee and an additional insured (but without any liability for any premiums) under such insurance policies and Borrower shall obtain non-contributory lender's loss payable endorsements to all insurance policies in form and substance satisfactory to Lender. Such lender's loss payable endorsements shall specify that the proceeds of such insurance shall be payable to Lender as its interests may appear and further specify that Lender shall be paid regardless of any act or omission by Borrower or any of its affiliates. At its option, Lender may apply any insurance proceeds received by Lender at any time to the cost of repairs or replacement of Collateral and/or to payment of the Obligations, whether or not then due, in any order and in such manner as Lender may determine or hold such proceeds as cash collateral for the Obligations.

     9.6  Financial Statements and Other Information.
          ------------------------------------------

            (a) Borrower shall keep proper books and records in which true and complete entries shall be made of all dealings or transactions of or in relation to the Collateral and the business of Borrower and its subsidiaries (if any) in accordance with GAAP and Borrower shall furnish or cause to be furnished to
Lender: (i) within forty-five (45) days after the end of each fiscal month, monthly unaudited consolidated financial statements, and, if Borrower has any subsidiaries, unaudited consolidating financial statements (including in each case balance sheets, statements of income and loss, statements of cash flow, and statements of shareholders' equity), all in reasonable detail, fairly presenting the financial position and the results of the operations of Borrower and its subsidiaries as of the end of and through such fiscal month and (ii) within ninety (90) days after the end of each fiscal year, audited consolidated financial statements and, if Borrower has any subsidiaries, consolidating financial statements of Borrower and its subsidiaries (including in each case balance sheets, statements of income and loss, statements of cash flow and statements of shareholders' equity), and the accompanying notes thereto, all in reasonable detail, fairly presenting the financial position and the results of the operations of Borrower and its subsidiaries as of the end of and for such fiscal year, together with the opinion of independent certified public accountants, which accountants shall be an independent accounting firm selected by Borrower and reasonably acceptable to Lender, that such financial statements have been prepared in accordance with GAAP, and present fairly the results of operations and financial condition of Borrower and its subsidiaries as of the end of and for the fiscal year then ended. As of the date hereof, the independent accounting firm of BDO Seidman is acceptable to Lender.

            (b) Borrower shall promptly notify Lender in writing of the details of (i) any material loss or damage relating to the Collateral or any other property which is security for the Obligations or which would result in any material adverse change in Borrower's business, properties, assets, goodwill or condition, financial or otherwise, (ii) any investigation, action, suit, proceeding or claim relating to the Collateral or any other property which is security for the Obligations or which would result in any material adverse change in Borrower's business, properties, assets, goodwill or condition, financial or otherwise and (iii) the occurrence of any Event of Default or event which, with the passage of time or giving of notice or both, would constitute an Event of Default.

            (c) Borrower shall promptly after the sending or filing thereof furnish or cause to be furnished to Lender copies of all reports which Borrower sends to its stockholders generally and copies of all reports and registration statements which Borrower files with the Securities and Exchange Commission, any national securities exchange or the National Association of Securities Dealers, Inc.

            (d) Borrower shall furnish or cause to be furnished to Lender such budgets, forecasts, projections and other information respecting the Collateral and the business of Borrower, as Lender may, from time to time, reasonably request. Lender is hereby authorized to deliver a copy of any financial statement or any other information relating to the business of Borrower to any court or other government agency or to any participant or assignee or prospective participant or assignee. Borrower hereby irrevocably authorizes and directs all accountants or auditors to deliver to Lender, at Borrower's expense, copies of the financial statements of Borrower and any reports or management letters prepared by such accountants or auditors on behalf of Borrower and to disclose to Lender such information as they may have regarding the business of Borrower. Any documents, schedules, invoices or other papers delivered to Lender may be destroyed or otherwise disposed of by Lender one (1) year after the same are delivered to Lender, except as otherwise designated by Borrower to Lender in writing.

     9.7  Sale of Assets, Consolidation, Merger, Dissolution, Etc.  Borrower
          --------------------------------------------------------
shall not, directly or indirectly,

            (a) merge into or with or consolidate with any other Person or permit any other Person to merge into or with or consolidate with it, except,
                                                                      ------
that, any Subsidiary of Borrower may merge into or with or consolidate with
----
Borrower, provided, that, each of the following conditions is satisfied as
          -------- ----
determined by Lender: (i) Lender shall have received not less than ten (10) days prior written notice of the intention of Borrower to so merge and such other information with respect thereto as Lender may request, (ii) as of the effective date of the merger or consolidation and after giving effect thereto, no Event of Default or act, condition or event which with notice or passage of time or both would constitute an Event of Default, shall exist or have occurred and be continuing, (iii) Lender shall have received true, correct and complete copies of all agreements, documents and instruments relating to such merger, including, but not limited to, the certificate or certificates of merger as filed with each appropriate Secretary of State, (iv) Borrower shall be the surviving entity and shall immediately upon the effectiveness of the merger expressly confirm in writing pursuant to an agreement, in form and substance satisfactory to Lender, its continuing liability in respect of the Obligations and the Financing Agreements and execute and deliver such other agreements, documents and instruments as Lender may reasonably request in connection therewith, (v) the surviving entity shall, immediately after giving effect to such transaction or series of transactions, have a consolidated net worth as determined in accordance with GAAP (including, without limitation any indebtedness incurred or anticipated to be incurred in connection with or in respect of such transactions or series of transactions) equal to or greater than the consolidated net worth of Borrower as determined in accordance with GAAP immediately prior to such transaction or series of transactions, and (vi) Borrower shall not become obligated with respect to any indebtedness, nor any of its property become subject to any lien, unless Borrower could incur such indebtedness or create such lien hereunder; or

            (b) sell, assign, lease, transfer, abandon or otherwise dispose of any Capital Stock or indebtedness to any other Person or any of its assets to any other Person, except for:

                    (i)   sales of Inventory in the ordinary course of business,

                    (ii) the disposition of worn-out or obsolete Equipment or Equipment no longer used in the business of Borrower so long as (A) if an Event of Default exists or has occurred and is continuing, any proceeds are paid to Lender and (B) such sales do not involve Equipment having an aggregate fair market value in excess of $100,000 for all such Equipment disposed of in any fiscal year of Borrower,

                    (iii) the sale of the assets constituting the California Gold Division of Borrower which are leased by Borrower to Record Time Design, Inc. pursuant to the letter agreement, dated February 2, 1995, by and between Borrower and Record Time Design, Inc., as in effect on the date hereof,

                    (iv) the issuance and sale by Borrower of Capital Stock of Borrower consisting of common stock after not less than thirty (30) days prior written notice of such issuance and sale by Borrower to Lender, which notice shall specify the material terms and conditions of such Capital Stock, the total amount which it is anticipated will be realized from the issuance and sale of such stock, the net cash proceeds which it is anticipated will be received by Borrower from such sale and all other material terms thereof; provided, that,
                                                              --------  ----
(A) Borrower shall not be required to pay any dividends or repurchase or redeem such Capital Stock or make any other payments in respect thereof at any time prior to the end of the then current term of this Agreement, (B) the terms of such Capital Stock and the terms of the purchase and sale thereof shall not include terms and conditions which are more restrictive or burdensome to Borrower or its affiliates in any material respect than the terms and conditions of any existing class of Capital Stock as in effect on the date hereof, and (C) as of the date of such issuance and sale and after giving effect thereto, no Event of Default, or act, condition or event which with notice or passage of time or both would constitute an Event of Default shall exist or have occurred, and

                    (v) the issuance by Borrower of Capital Stock of Borrower consisting of common stock to the escrow agent under the Securities Litigation Settlement having a value of $2,000,000 (with each share thereof valued at $4.6469 per share, unless the daily average of the sales to ten (10) days prior to the issuance thereof is less than $4.6469, in which case the value per share shall be adjusted accordingly), in accordance with the terms of the Securities Litigation Settlement as in effect on the date hereof;

            (c) form or acquire any subsidiaries;

            (d) wind up, liquidate or dissolve; or

            (e) agree to do any of the foregoing.

     9.8  Encumbrances.  Borrower shall not create, incur, assume or suffer to
          ------------
exist any security interest, mortgage, pledge, lien, charge or other encumbrance of any nature whatsoever on any of its assets or properties, including, without limitation, the Collateral, except: (a) liens and security interests of Lender;
                            ------
(b) liens securing the payment of taxes, either not yet overdue or the validity of which are being contested in good faith by appropriate proceedings diligently pursued and available to Borrower and with respect to which adequate reserves have been set aside on its books; (c) non-consensual statutory liens (other than liens securing the payment of taxes) arising in the ordinary course of Borrower's business to the extent: (i) such liens secure indebtedness which is not overdue or (ii) such liens secure indebtedness relating to claims or liabilities which are fully insured and being defended at the sole cost and expense and at the sole risk of the insurer or being contested in good faith by appropriate proceedings diligently pursued and available to Borrower, in each case prior to the commencement of foreclosure or other similar proceedings and with respect to which adequate reserves have been set aside on its books; (d) zoning restrictions, easements, licenses, covenants and other restrictions affecting the use of real property which do not interfere in any material respect with the use of such real property or ordinary conduct of the business of Borrower as presently conducted thereon or materially impair the value of the real property which may be subject thereto; (e) purchase money security interests (including capital leases) in Equipment, other than Equipment consisting of computer hardware, and purchase money mortgages on real estate, so long as (i) the aggregate amount of the indebtedness incurred in any fiscal year of Borrower secured by such purchase money security interests and purchase money mortgages commencing with the fiscal year of Borrower ending January 31, 1996, does not exceed $100,000 (calculated on a cumulative basis, so that if not incurred in any one year, such indebtedness may be incurred in subsequent years, for the initial term of this Agreement), (ii) such purchase money security interests and purchase money mortgages do not apply to any property of Borrower other than the Equipment or real estate so acquired, and (iii) the indebtedness secured thereby does not exceed the cost of the Equipment or real estate so acquired, as the case may be; (f) purchase money security interests in Equipment (including capital leases) consisting of computer hardware not to exceed $500,000 in the aggregate at any time outstanding, so long as such security interests do not apply to any property of Borrower other than the Equipment so acquired and the indebtedness secured thereby does not exceed the cost of the Equipment so acquired, as the case may be; (g) liens and security interests of Great Western Press, Inc. to secure normal trade obligations of Borrower to Great Western Press, Inc. in the ordinary course of their respective business, which liens and security interests are and shall be subject and subordinate in priority to the liens and security interests of Lender as set forth in the intercreditor agreement between Lender and Great Western Press, Inc.; and (h) liens and security interests set forth on Schedule 8.4 hereto.

     9.9  Indebtedness.  Borrower shall not incur, create, assume, become or be
          ------------
liable in any manner with respect to, or permit to exist, any obligations or indebtedness, except
              ------

            (a)  the Obligations;

            (b) trade obligations and normal accruals in the ordinary course of business not yet due and payable, or with respect to which the Borrower is contesting in good faith the amount or validity thereof by appropriate proceedings diligently pursued and available to Borrower, and with respect to which adequate reserves have been set aside on its books;

            (c) purchase money indebtedness (including capital leases) arising after the date hereof to the extent not incurred or secured by liens (including capital leases) in violation of any other provision of this Agreement;

            (d) indebtedness of Borrower evidenced by the Subordinated Notes issued by Borrower pursuant to the Subordinated Note Indentures; provided, that,
                                                                 --------  ----
(i) such indebtedness is and shall at all times remain unsecured, (ii) the Obligations constitute and shall at all times constitute "Senior Indebtedness" as such term is defined in the Subordinated Note Indentures, (iii) such indebtedness shall not exceed $10,500,000 (less the aggregate amount of all repayments or repurchases of principal in respect thereof) plus interest thereon at the rate set forth in the Subordinated Notes (as in effect on the date hereof), (iv) such indebtedness is subject to, and subordinate in right of payment to, the right of Lender to receive the prior payment in full of all of the Obligations, (v) Borrower shall not, directly or indirectly, make any payments in respect of such indebtedness, including, but not limited to, any prepayments or other non-mandatory payments, except that, until an Event of
                                             ------ ----
Default, Borrower may make regularly scheduled payments of interest in respect of such indebtedness in accordance with the terms of the Subordinated Notes as in effect on the date hereof, (vi) Borrower shall not, directly or indirectly,
(A) amend, modify, alter or change any terms of the Subordinated Notes or any of the other Subordinated Note Documents or (B) redeem, retire, defease, purchase or otherwise acquire such indebtedness, or set aside or otherwise deposit or invest any sums for such purpose except to the extent Borrower may redeem, retire or otherwise acquire such indebtedness for shares of Capital Stock which Borrower is permitted to issue under Section 9.7(b) above, and (vii) Borrower shall furnish to Lender all notices or demands in connection with such indebtedness either received by Borrower or on its behalf, promptly after the receipt thereof, or sent by Borrower or on its behalf, concurrently with the sending thereof, as the case may be;

            (e) unsecured indebtedness of Borrower to Carole Goldin arising pursuant to the terms of the employment agreement of Borrower with Paul Goldin;

provided, that, (i) such indebtedness shall not exceed $627,917.80, less the
--------  ----
aggregate amount of all repayments or repurchases of principal and interest in respect thereof and (ii) Borrower shall only make monthly payments of $20,000 each month in respect of such indebtedness;

            (f)  obligations or indebtedness set forth on Schedule 9.9 hereto;

provided, that, (i) Borrower may only make regularly scheduled payments of
--------  ----
principal and interest in respect of such indebtedness in accordance with the terms of the agreement or instrument evidencing or giving rise to such indebtedness as in effect on the date hereof, (ii) Borrower shall not, directly or indirectly, (A) amend, modify, alter or change the terms of such indebtedness or any agreement, document or instrument related thereto as in effect on the date hereof, or (B) redeem, retire, defease, purchase or otherwise acquire such indebtedness, or set aside or otherwise deposit or invest any sums for such purpose, and (iii) Borrower shall furnish to Lender all notices or demands in connection with such indebtedness either received by Borrower or on its behalf, promptly after the receipt thereof, or sent by Borrower or on its behalf, concurrently with the sending thereof, as the case may be.

     9.10  Loans, Investments, Guarantees, Etc.  Borrower shall not, directly or
           ------------------------------------
indirectly, make any loans or advance money or property to any person, or invest in (by capital contribution, dividend or otherwise) or purchase or repurchase the stock or indebtedness or all or a substantial part of the assets or property of any person, or guarantee, assume, endorse, or otherwise become responsible for (directly or indirectly) the indebtedness, performance, obligations or dividends of any Person or agree to do any of the foregoing, except: (a) the
                                                             ------
endorsement of instruments for collection or deposit in the ordinary course of business; (b) investments in: (i) short-term direct obligations of the United States Government, (ii) negotiable certificates of deposit issued by any bank satisfactory to Lender, payable to the order of the Borrower or to bearer and delivered to Lender, and (iii) commercial paper rated A1 or P1; provided, that,
                                                                --------  ----
as to any of the foregoing, unless waived in writing by Lender, Borrower shall take such actions as are deemed necessary by Lender to perfect the security interest of Lender in such investments; (c) loans and advances by Borrower to employees of Borrower not to exceed the principal amount of $100,000 in the aggregate at any time outstanding for reasonable and necessary work-related travel or other ordinary business expenses to be incurred by such employees in connection with their work for Borrower; and (d) the guarantees set forth in the Information Certificate; provided, that, (i) Borrower shall not, directly or
                         --------  ----
indirectly, (A) amend, modify, alter or change the terms of such guarantees as in effect on the date hereof, or (B) redeem, retire, defease, purchase or otherwise acquire the obligations arising pursuant to such guarantees, or set aside or otherwise deposit or invest any sums for such purpose, and (ii) Borrower shall furnish to Lender all notices or demands in connection with such guarantee or other indebtedness subject to such guarantee either received by Borrower or on its behalf, promptly after the receipt thereof, or sent by Borrower or on its behalf, concurrently with the sending thereof, as the case may be.

     9.11  Dividends and Redemptions.  Borrower shall not, directly or
           -------------------------
indirectly, declare or pay any dividends on account of any shares of class of capital stock of Borrower now or hereafter outstanding, or set aside or otherwise deposit or invest any sums for such purpose, or redeem, retire, defease, purchase or otherwise acquire any shares of any class of capital stock (or set aside or otherwise deposit or invest any sums for such purpose) for any consideration other than common stock or apply or set apart any sum, or make any other distribution (by reduction of capital or otherwise) in respect of any such shares or agree to do any of the foregoing.

     9.12  Transactions with Affiliates.  Borrower shall not, directly or
           ----------------------------
indirectly, (a) purchase, acquire or lease any property from, sell, transfer or lease any property to, any officer, director, agent or other person affiliated with Borrower, except in the ordinary course of and pursuant to the reasonable requirements of Borrower's business and upon fair and reasonable terms no less favorable to the Borrower than Borrower would obtain in a comparable arm's length transaction with an unaffiliated person or (b) make any payments of management, consulting or other fees for management or similar services, or of any indebtedness owing to any officer, employee, shareholder, director or other person affiliated with Borrower except reasonable compensation to officers, employees and directors for services rendered to Borrower in the ordinary course of business and the payments of indebtedness owing to Carole Goldin permitted pursuant to Section 9.9(e) above.

     9.13  License Agreements.
           ------------------

            (a) Borrower shall (i) promptly and faithfully observe and perform all of the terms, covenants, conditions and provisions of the License Agreements to be observed and performed by it, at the times set forth therein, if any, (ii) not do, permit, suffer or refrain from doing anything, as a result of which there could be a default under or breach of any of the terms of any of the License

Agreements, (iii) not cancel, surrender, modify, amend, waive or release any of the License Agreements or any term, provision or right of the licensee thereunder, or consent to or permit to occur any of the foregoing; except, that,
                                                                   ------  ----
subject to Section 9.13(b) below, Borrower may cancel, surrender or release any of the License Agreements in the ordinary course of the business of Borrower;

provided, that, Borrower shall give Lender not less than thirty (30) days prior
--------  ----
written notice of its intention to so cancel, surrender and release any of the License Agreements, (iv) give Lender immediate written notice of any License Agreement entered into by Borrower after the date hereof, together with a true, correct and complete copy thereof and such other information with respect thereto as Lender may request, (v) give Lender immediate written notice of any breach of any obligation, or any default, by any party under any of the License Agreements, and deliver to Lender (promptly upon the receipt thereof by Borrower in the case of a notice to Borrower, and concurrently with the sending thereof in the case of a notice from Borrower) a copy of each notice of default and every other notice and other communication received or delivered by Borrower in connection with any of the License Agreements which relates to the right of Borrower to continue to use the property subject to such License Agreements, and
(vi) furnish to Lender, promptly upon the request of Lender, such information and evidence as Lender may require from time to time concerning the observance, performance and compliance by Borrower or the other party or parties thereto with the terms, covenants or provisions of the License Agreements.

            (b) Borrower will either exercise any option to renew or extend the term of each of the License Agreements in such manner as will cause the term of the License Agreements to be effectively renewed or extended for the period provided by such option and give immediate written notice thereof to Lender or give Lender prior written notice that Borrower does not intend to renew or extend the term of any of the License Agreements or that the term thereof shall otherwise be expiring, not less than ninety (90) days prior to the date of such non-renewal or expiration. In the event of the failure of Borrower to extend or renew any of the License Agreements, Lender shall have, and is hereby granted, the irrevocable right and authority, at its option, to renew or extend the term of any such License Agreements, whether in its own name and behalf, or in the name and behalf of a designee or nominee of the Lender or in the name and behalf of Borrower, as Lender shall determine at any time that either: (i) an Event of Default or act, condition or event which with notice or passage of time or both would constitute an Event of Default shall exist or have occurred or (ii) if after the Inventory on which the trademarks, logos, designs, representations or other intellectual property subject to such License Agreement appears or to which such License Agreement otherwise relates is not considered Eligible Inventory, there is no Excess Availability. Lender may, but shall not be required to, perform any or all of such obligations of Borrower under any of the License Agreements, including, but not limited to, the payment of any or all sums due from Borrower thereunder. Any sums so paid by Lender shall constitute part of the Obligations.

            (c) In the event that either (i) the aggregate Net Income of Borrower for the immediately preceding four (4) fiscal quarters of Borrower, commencing with the fiscal quarter of Borrower ending January 31, 1996 (such that for purposes of the initial determination hereunder, the calculation is based on such fiscal quarter and the immediately preceding three (3) fiscal quarters) is less than $1,500,000 or (ii) an Event of Default exists or has occurred and is continuing, in either case Lender may, at its option, request that Borrower obtain an agreement in writing from any or all of the owners and licensors of trademarks, logos, designs, representations or other intellectual property subject to the License Agreements, in form and substance satisfactory to Lender, permitting Lender to use such trademarks, logos, designs, representations or other intellectual property for the purpose of selling such Inventory. To the extent Lender does not receive such agreements as duly authorized, executed and delivered by the owners and licensors of such trademarks, logos, designs, representations or other intellectual property within forty-five (45) days after the date of Lender's request to Borrower for such agreements the Inventory on which such trademarks, logos, designs, representations or other intellectual property appears or to which they otherwise relate, shall, at Lender's option, not constitute Eligible Inventory.

     9.14  Working Capital.  Borrower shall have Working Capital as at the end
           ---------------
of each month in an amount not less than $20,500,000.

     9.15  Tangible Net Worth.  Borrower shall have a Tangible Net Worth as at
           ------------------
the end of each month in an amount not less than $4,750,000.

     9.16  Costs and Expenses.  Borrower shall pay to Lender on demand all
           ------------------
reasonable costs, expenses, filing fees and taxes paid or payable in connection with the preparation, negotiation, execution, delivery, recording, administration, collection, liquidation, enforcement and defense of the Obligations, Lender's rights in the Collateral, this Agreement, the other Financing Agreements and all other documents related hereto or thereto, including any amendments, supplements or consents which may hereafter be contemplated (whether or not executed) or entered into in respect hereof and thereof, including, but not limited to: (a) all costs and expenses of filing or recording (including Uniform Commercial Code financing statement filing taxes and fees, documentary taxes, intangibles taxes and mortgage recording taxes and fees, if applicable); (b) all title insurance and other insurance premiums, appraisal fees and search fees; (c) costs and expenses of remitting loan proceeds, collecting checks and other items of payment, and establishing and maintaining the Blocked Accounts, together with Lender's customary charges and fees with respect thereto; (d) charges, fees or expenses charged by any bank or issuer in connection with the Letter of Credit Accommodations; (e) costs and expenses of preserving and protecting the Collateral; (f) costs and expenses paid or incurred in connection with obtaining payment of the Obligations, enforcing the security interests and liens of Lender, selling or otherwise realizing upon the Collateral, and otherwise enforcing the provisions of this Agreement and the other Financing Agreements or defending any claims made or threatened against Lender arising out of the transactions contemplated hereby and thereby (including, without limitation, preparations for and consultations concerning any such matters); (g) all out-of-pocket expenses and costs heretofore and from time to time hereafter incurred by Lender during the course of periodic field examinations of the Collateral and Borrower's operations, plus a per diem charge at the rate of $600 per person per day for Lender's examiners in the field and office; and (h) the fees and disbursements of counsel (including legal assistants) to Lender in connection with any of the foregoing.

     9.17  Further Assurances.  At the request of Lender at any time and from
           ------------------
time to time, Borrower shall, at its expense, duly execute and deliver, or cause to be duly executed and delivered, such further agreements, documents and instruments, and do or cause to be done such further acts as may be necessary or proper to evidence, perfect, maintain and enforce the security interests and the priority thereof in the Collateral and to otherwise effectuate the provisions or purposes of this Agreement or any of the other Financing Agreements. Lender may at any time and from time to time request a certificate from an officer of Borrower representing that all conditions precedent to the making of Loans and providing Letter of Credit Accommodations contained herein are satisfied. In the event of such request by Lender, Lender may, at its option, cease to make any further Loans or provide any further Letter of Credit Accommodations until Lender has received such certificate and, in addition, Lender has determined that such conditions are satisfied. Where permitted by law, Borrower hereby authorizes Lender to execute and file one or more UCC financing statements signed only by Lender.

SECTION 10.  EVENTS OF DEFAULT AND REMEDIES
             ------------------------------

     10.1  Events of Default.  The occurrence or existence of any one or more of
           -----------------
the following events are referred to herein individually as an "Event of Default", and collectively as "Events of Default":

            (a) (i) Borrower fails to pay when due any of the Obligations, (ii) Borrower fails to perform any of the covenants contained in Sections 9.2, 9.3,
9.4 or 9.16 and such failure shall continue for ten (10) days, provided, that,
                                                               --------  ----
such ten (10) day period shall not apply in the case of: (A) any failure to observe any such covenant or agreement which is not capable of being cured at all or within such ten (10) day period or which has been the subject of a prior failure within the immediately preceding six (6) months or (B) an intentional breach by Borrower or such Obligor of any such covenant or agreement, or (iii) Borrower or any Obligor fails to perform any of the terms, covenants, conditions or provisions contained in this Agreement or any of the other Financing Agreements to which it is a party other than as described in Sections 10.1(a)(i) or 10.1(a)(ii) above;

            (b) any representation, warranty or statement of fact made by Borrower to Lender in this Agreement, the other Financing Agreements or any other agreement, schedule, confirmatory assignment or otherwise shall when made or deemed made be false or misleading in any material respect;

            (c) any Obligor revokes, terminates or fails to perform any of the terms, covenants, conditions or provisions of any guarantee, endorsement or other agreement of such party in favor of Lender;

            (d) any judgment for the payment of money is rendered against Borrower or any Obligor in excess of $75,000 in any one case or in excess of $275,000 in the aggregate and shall remain undischarged or unvacated for a period in excess of thirty (30) days or execution shall at any time not be effectively stayed, or any judgment other than for the payment of money, or injunction, attachment, garnishment or execution is rendered against Borrower or any Obligor or any of their assets that results in or causes, or would be reasonably expected to result in or cause a material adverse change in the assets, business or prospects of Borrower, the legality, validity or enforceability of this Agreement or any of the other Financing Agreements, the perfection or priority of the security interests or liens of Lender in the Collateral, or would impair the ability of Borrower to perform its obligations under this Agreement or any of the other Financing Agreements, or of Lender to enforce any Obligations or realize upon any Collateral;

            (e) Borrower or any Obligor, which is a partnership or corporation, dissolves or suspends or discontinues doing business;

            (f) Borrower or any Obligor shall be unable to pay its debts generally as they become due or admit in writing its inability to pay its debts generally, or Borrower or any Obligor makes an assignment for the benefit of creditors, makes or sends notice of a bulk transfer or calls a meeting of its creditors or principal creditors in connection with the readjustment of the indebtedness of Borrower;

            (g) a case or proceeding under the bankruptcy laws of the United States of America now or hereafter in effect or under any insolvency, reorganization, receivership, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction now or hereafter in effect (whether at law or in equity) is filed against Borrower or any Obligor or all or any part of its properties and such petition or application is not dismissed within forty-five (45) days after the date of its filing or Borrower or any Obligor shall file any answer admitting or not contesting such petition or application or indicates its consent to, acquiescence in or approval of, any such action or proceeding or the relief requested is granted sooner;

            (h) a case or proceeding under the bankruptcy laws of the United States of America now or hereafter in effect or under any insolvency, reorganization, receivership, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction now or hereafter in effect (whether at a law or equity) is filed by Borrower or any Obligor or for all or any part of its property; or

            (i) any default by Borrower or any Obligor under any agreement, document or instrument relating to any indebtedness for borrowed money owing to any person other than Lender, or any capitalized lease obligations, contingent indebtedness in connection with any guarantee, letter of credit, indemnity or similar type of instrument in favor of any person other than Lender, in any case in an amount in excess of $50,000, which default continues for more than the applicable cure period, if any, with respect thereto, or any default by Borrower or any Obligor under any material contract, lease, license or other obligation to any person other than Lender, which default continues for more than the applicable cure period, if any, with respect thereto;

            (j)  any Change of Control;

            (k) the indictment or threatened indictment of Borrower or any Obligor under any criminal statute, or commencement or threatened commencement of criminal or civil proceedings against Borrower or any Obligor, pursuant to which statute or proceedings the penalties or remedies sought or available include forfeiture of any material portion of the property of Borrower or such Obligor;

            (l) there shall be a material adverse change in the business or assets of Borrower or any Obligor after the date hereof; or

            (m) there shall be an event of default under any of the other Financing Agreements.

     10.2  Remedies.
           --------

            (a) At any time an Event of Default exists or has occurred and is continuing, Lender shall have all rights and remedies provided in this Agreement, the other Financing Agreements, the Uniform Commercial Code and other applicable law, all of which rights and remedies may be exercised without notice to or consent by Borrower or any Obligor, except as such notice or consent is expressly provided for hereunder or required by applicable law. All rights, remedies and powers granted to Lender hereunder, under any of the other Financing Agreements, the Uniform Commercial Code or other applicable law, are cumulative, not exclusive and enforceable, in Lender's discretion, alternatively, successively, or concurrently on any one or more occasions, and shall include, without limitation, the right to apply to a court of equity for an injunction to restrain a breach or threatened breach by Borrower of this Agreement or any of the other Financing Agreements. Lender may, at any time or times, proceed directly against Borrower or any Obligor to collect the Obligations without prior recourse to the Collateral.

            (b) Without limiting the foregoing, at any time an Event of Default exists or has occurred and is continuing, Lender may, in its discretion and without limitation, (i) accelerate the payment of all Obligations and demand immediate payment thereof to Lender (provided, that, upon the occurrence of any
                                     --------  ----
Event of Default described in Sections 10.1(g) and 10.1(h), all Obligations shall automatically become immediately due and payable), (ii) with or without judicial process or the aid or assistance of others, enter upon any premises on or in which any of the Collateral may be located and take possession of the Collateral or complete processing, manufacturing and repair of all or any portion of the Collateral, (iii) require Borrower, at Borrower's expense, to assemble and make available to Lender any part or all of the Collateral at any place and time designated by Lender, (iv) collect, foreclose, receive, appropriate, setoff and realize upon any and all Collateral, (v) remove any or all of the Collateral from any premises on or in which the same may be located for the purpose of effecting the sale, foreclosure or other disposition thereof or for any other purpose, (vi) sell, lease, transfer, assign, deliver or otherwise dispose of any and all Collateral (including, without limitation, entering into contracts with respect thereto, public or private sales at any exchange, broker's board, at any office of Lender or elsewhere) at such prices or terms as Lender may deem reasonable, for cash, upon credit or for future delivery, with the Lender having the right to purchase the whole or any part of the Collateral at any such public sale, all of the foregoing being free from any right or equity of redemption of Borrower, which right or equity of redemption is hereby expressly waived and released by Borrower and/or (vii) terminate this Agreement. If any of the Collateral is sold or leased by Lender upon credit terms or for future delivery, the Obligations shall not be reduced as a result thereof until payment therefor is finally collected by Lender. If notice of disposition of Collateral is required by law, ten (10) business days prior notice by Lender to Borrower designating the time and place of any public sale or the time after which any private sale or other intended disposition of Collateral is to be made, shall be deemed to be reasonable notice thereof and Borrower waives any other notice. In the event Lender institutes an action to recover any Collateral or seeks recovery of any Collateral by way of prejudgment remedy, Borrower waives the posting of any bond which might otherwise be required.

            (c) Lender shall apply the cash proceeds of Collateral actually received by Lender from any sale, lease, foreclosure or other disposition of the Collateral to payment of the Obligations, in whole or in part and in such order as Lender may elect, whether or not then due, or as otherwise required by applicable law of order or decree of any court or other governmental authority. Borrower shall remain liable to Lender for the payment of any deficiency with interest at the highest rate provided for herein and all costs and expenses of collection or enforcement, including attorneys' fees and legal expenses. After the sale or other disposition of all of the Collateral and the indefeasible payment and satisfaction in full of all of the Obligations, Lender shall account to Borrower for any surplus proceeds from the sale or other disposition of the Collateral to the extent required under applicable law.

            (d) Without limiting the foregoing, upon the occurrence of an Event of Default or an event which with notice or passage of time or both would constitute an Event of Default, Lender may, at its option, without notice, (i) cease making Loans or arranging for Letter of Credit Accommodations or reduce the lending formulas or amounts of Loans and Letter of Credit Accommodations available to Borrower and/or (ii) terminate any provision of this Agreement providing for any future Loans or Letter of Credit Accommodations to be made by Lender to Borrower.


SECTION 11.         JURY TRIAL WAIVER; OTHER WAIVERS

            AND CONSENTS; GOVERNING LAW
            --------------------------------

     11.1  Governing Law; Choice of Forum; Service of Process; Jury Trial
           --------------------------------------------------------------
Waiver.
------

            (a) The validity, interpretation and enforcement of this Agreement and the other Financing Agreements and any dispute arising out of the relationship between the parties hereto, whether in contract, tort, equity or otherwise, shall be governed by the internal laws of the State of New York (without giving effect to principles of conflicts of law).

            (b) Borrower and Lender irrevocably consent and submit to the non-exclusive jurisdiction of the Supreme Court of the State of New York in New York County and the United States District Court for the Southern District of New York and waive any objection based on venue or forum non conveniens with
                                                ----- --- ----------
respect to any action instituted therein arising under this Agreement or any of the other Financing Agreements or in any way connected with or related or incidental to the dealings of the parties hereto in respect of this Agreement or any of the other Financing Agreements or the transactions related hereto or thereto, in each case whether now existing or hereafter arising, and whether in contract, tort, equity or otherwise, and agree that any dispute with respect to any such matters shall be heard only in the courts described above (except that Lender shall have the right to bring any action or proceeding against Borrower or its property in the courts of any other jurisdiction which Lender deems necessary or appropriate in order to realize on the Collateral or to otherwise enforce its rights against Borrower or its property).

            (c) Borrower hereby waives personal service of any and all process upon it and consents that all such service of process may be made by certified mail (return receipt requested) directed to its address set forth on the signature pages hereof and service so made shall be deemed to be completed five
(5) days after the same shall have been so deposited in the U.S. mails, or, at Lender's option, by service upon Borrower in any other manner provided under the rules of any such courts. Within thirty (30) days after such service, Borrower shall appear in answer to such process, failing which Borrower shall be deemed in default and judgment may be entered by Lender against Borrower for the amount of the claim and other relief requested.

            (d) BORROWER AND LENDER EACH HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (i) ARISING UNDER THIS AGREEMENT OR ANY OF THE OTHER FINANCING AGREEMENTS OR (ii) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO IN RESPECT OF THIS AGREEMENT OR ANY OF THE OTHER FINANCING AGREEMENTS OR THE TRANSACTIONS RELATED HERETO OR THERETO IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE. BORROWER AND LENDER EACH HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT BORROWER OR LENDER MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

            (e) Lender shall not have any liability to Borrower (whether in tort, contract, equity or otherwise) for losses suffered by Borrower in connection with, arising out of, or in any way related to the transactions or relationships contemplated by this Agreement, or any act, omission or event occurring in connection herewith, unless it is determined by a final and non-appealable judgment or court order binding on Lender, that the losses were the result of acts or omissions constituting gross negligence or willful misconduct. In any such litigation, Lender shall be entitled to the benefit of the rebuttable presumption that it acted in good faith and with the exercise of ordinary care in the performance by it of the terms of this Agreement.

     11.2  Waiver of Notices.  Borrower hereby expressly waives demand,
           -----------------
presentment, protest and notice of protest and notice of dishonor with respect to any and all instruments and commercial paper, included in or evidencing any of the Obligations or the Collateral, and any and all other demands and notices of any kind or nature whatsoever with respect to the Obligations, the Collateral and this Agreement, except such as are expressly provided for herein. No notice to or demand on Borrower which Lender may elect to give shall entitle Borrower to any other or further notice or demand in the same, similar or other circumstances.

     11.3  Amendments and Waivers.  Neither this Agreement nor any provision
           ----------------------
hereof shall be amended, modified, waived or discharged orally or by course of conduct, but only by a written agreement signed by an authorized officer of Lender. Lender shall not, by any act, delay, omission or otherwise be deemed to have expressly or impliedly waived any of its rights, powers and/or remedies unless such waiver shall be in writing and signed by an authorized officer of Lender. Any such waiver shall be enforceable only to the extent specifically set forth therein. A waiver by Lender of any right, power and/or remedy on any one occasion shall not be construed as a bar to or waiver of any such right, power and/or remedy which Lender would otherwise have on any future occasion, whether similar in kind or otherwise.

     11.4  Waiver of Counterclaims.  Borrower waives all rights to interpose any
           -----------------------
claims, deductions, setoffs or counterclaims of any nature (other then compulsory counterclaims) in any action or proceeding with respect to this Agreement, the Obligations, the Collateral or any matter arising therefrom or relating hereto or thereto.

     11.5  Indemnification.  Borrower shall indemnify and hold Lender, and its
           ---------------
directors, agents, employees and counsel, harmless from and against any and all losses, claims, damages, liabilities, costs or expenses imposed on, incurred by or asserted against any of them in connection with any litigation, investigation, claim or proceeding commenced or threatened related to the negotiation, preparation, execution, delivery, enforcement, performance or administration of this Agreement, any other Financing Agreements, or any undertaking or proceeding related to any of the transactions contemplated hereby or any act, omission, event or transaction related or attendant thereto, including, without limitation, amounts paid in settlement, court costs, and the fees and expenses of counsel. To the extent that the undertaking to indemnify, pay and hold harmless set forth in this Section may be unenforceable because it violates any law or public policy, Borrower shall pay the maximum portion which it is permitted to pay under applicable law to Lender in satisfaction of indemnified matters under this Section. The foregoing indemnity shall survive the payment of the Obligations and the termination or non-renewal of this Agreement.

SECTION 12. TERM OF AGREEMENT; MISCELLANEOUS
            --------------------------------

     12.1  Term.
           ----

            (a) This Agreement and the other Financing Agreements shall become effective as of the date set forth on the first page hereof and shall continue in full force and effect for a term ending on the date three (3) years from the date hereof (the "Renewal Date"), and from year to year thereafter, unless sooner terminated pursuant to the terms hereof; provided, that, Lender may, at
                                                --------  ----
its option, extend the Renewal Date to the date four (4) years from the date hereof by giving Borrower notice at least sixty (60) days prior to the third
(3rd) anniversary of this Agreement. Lender or Borrower (subject to Lender's right to extend the Renewal Date as provided above) may terminate this Agreement and the other Financing Agreements effective on the Renewal Date or on the anniversary of the Renewal Date in any year by giving to the other party at least sixty (60) days prior written notice; provided, that, this Agreement and
                                            --------  ----
all other Financing Agreements must be terminated simultaneously. Upon the effective date of termination or non-renewal of the Financing Agreements, Borrower shall pay to Lender, in full, all outstanding and unpaid Obligations and shall furnish cash collateral to Lender in such amounts as Lender determines are reasonably necessary to secure Lender from loss, cost, damage or expense, including attorneys' fees and legal expenses, in connection with any contingent Obligations, including issued and outstanding Letter of Credit Accommodations and checks or other payments provisionally credited to the Obligations and/or as to which Lender has not yet received final and indefeasible payment. Such payments and cash collateral shall be remitted by wire transfer in Federal funds to such bank account of Lender, as Lender may, in its discretion, designate in writing to Borrower for such purpose. Interest shall be due until and including the next business day, if the amounts so paid by Borrower to the bank account designated by Lender are received in such bank account later than 12:00 noon, New York City time. In the event Lender has exercised its option to extend the Renewal Date to the date four (4) years from the date hereof, at any time during such fourth (4th) year, Borrower may pay all of the non-contingent Obligations and provide Lender with such cash collateral in respect of the contingent Obligations, as aforesaid, at which time this Agreement shall terminate and no further fees shall be payable from the effective date of such termination.

            (b) No termination of this Agreement or the other Financing Agreements shall relieve or discharge Borrower of its respective duties, obligations and covenants under this Agreement or the other Financing Agreements until all Obligations have been fully and finally discharged and paid, and Lender's continuing security interest in the Collateral and the rights and remedies of Lender hereunder, under the other Financing Agreements and applicable law, shall remain in effect until all such Obligations have been fully and finally discharged and paid.

            (c) If for any reason this Agreement is terminated prior to the end of the then current term or renewal term of this Agreement, in view of the impracticality and extreme difficulty of ascertaining actual damages and by mutual agreement of the parties as to a reasonable calculation of Lender's lost profits as a result thereof, Borrower agrees to pay to Lender, upon the effective date of such termination, an early termination fee in the amount set forth below if such termination is effective in the period indicated:

                            Amount                            Period
                            ------                            ------

     (i)            3% of Maximum Credit         July 31, 1995 to and including
                                                 July 31, 1996

     (ii)           2% of Maximum Credit         August 1, 1996 to and including
                                                 July 31, 1997

     (iii)          1% of Maximum Credit         August 1, 1997 to and including
                                                 July 31, 1998

Such early termination fee shall be presumed to be the amount of damages sustained by Lender as a result of such early termination and Borrower agrees that it is reasonable under the circumstances currently existing. The early termination fee provided for in this Section 12.1 shall be deemed included in the Obligations.

     12.2  Notices.  All notices, requests and demands hereunder shall be in
           -------
writing and (a) made to Lender at its address set forth below and to Borrower at its chief executive office set forth below, or to such other address as either party may designate by written notice to the other in accordance with this provision, and (b) deemed to have been given or made: if delivered in person, immediately upon delivery; if by telex, telegram or facsimile transmission, immediately upon sending and upon confirmation of receipt; if by nationally recognized overnight courier service with instructions to deliver the next business day, one (1) business day after sending; and if by certified mail, return receipt requested, five (5) days after mailing.

     12.3  Partial Invalidity.  If any provision of this Agreement is held to be
           ------------------
invalid or unenforceable, such invalidity or unenforceability shall not invalidate this Agreement as a whole, but this Agreement shall be construed as though it did not contain the particular provision held to be invalid or unenforceable and the rights and obligations of the parties shall be construed and enforced only to such extent as shall be permitted by applicable law.

     12.4  Successors.  This Agreement, the other Financing Agreements and any
           ----------
other document referred to herein or therein shall be binding upon and inure to the benefit of and be enforceable by Lender, Borrower and their respective successors and assigns, except that Borrower may not assign its rights under this Agreement, the other Financing Agreements and any other document referred to herein or therein without the prior written consent of Lender. Lender may, after notice to Borrower, assign its rights and delegate its obligations under this Agreement and the other Financing Agreements and further may assign, or sell participations in, all or any part of the Loans, the Letter of Credit Accommodations or any other interest herein to another financial institution or other person, in which event, the assignee or participant shall have, to the extent of such assignment or participation, the same rights and benefits as it would have if it were the Lender hereunder, except as otherwise provided by the terms of such assignment or participation.

     12.5  Entire Agreement.  This Agreement, the other Financing Agreements,
           ----------------
any supplements hereto or thereto, and any instruments or documents delivered or to be delivered in connection herewith or therewith represents the entire agreement and understanding concerning the subject matter hereof and thereof between the parties hereto, and supersede all other prior agreements, understandings, negotiations and discussions, representations, warranties, commitments, proposals, offers and contracts concerning the subject matter hereof, whether oral or written.

     IN WITNESS WHEREOF, Lender and Borrower have caused these presents to be duly executed as of the day and year first above written.


 LENDER                                      BORROWER
 ------                                      --------

 CONGRESS FINANCIAL CORPORATION              THE SCORE BOARD, INC.

 By:_____________________________            By:_____________________________

 Title:_________________________             Title:_________________________

 Address:                                    Chief Executive Office:
 --------                                    -----------------------

 1133 Avenue of the Americas                 1951 Old Cuthbert Road
 New York, New York 10036                    Cherry Hill, New Jersey 08034